UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 2)
Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:

☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
XO HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

XO HOLDINGS, INC.
11111 SUNSET HILLS ROAD
RESTON, VIRGINIA 20190
[          ], 2006
To the Stockholders of XO Holdings, Inc.:
      You are cordially invited to attend the annual meeting of stockholders of XO Holdings, Inc. (the “Company” or “XO Holdings”) to be held on June 21, 2006, at 1:00 p.m., local time, at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019. As described in the accompanying Notice of Annual Meeting and Proxy Statement, at the annual meeting, you will be asked to consider and vote upon (i) the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors are duly elected and qualified and (ii) a proposal to adopt and approve an amended and restated limited liability company agreement (the “Amendment”) of XO Communications, LLC (“XO LLC”), a wholly-owned subsidiary of the Company. In addition to the matters to be acted upon, the Company will report on XO Holdings’ operations and financial results, provide XO Holdings’ perspective on recent regulatory and industry trends and respond to any questions you may have.
      The Company’s board of directors (the “Board”) recommends that, at the annual meeting, you vote “FOR” the eight (8) nominees for director and the approval and adoption of the Amendment.
      Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the annual meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
      Enclosed with this letter is a Notice of Annual Meeting of Stockholders, a Proxy Statement and a proxy card. If you have any questions concerning these documents, please feel free to contact our Investor Relations Department at (703) 547-2000. The Proxy Statement is provided by the Board in connection with the furnishing of proxies for use at the annual meeting and at any adjournments or postponements of the annual meeting. The Proxy Statement provides you with detailed information about the nominees for directors of the Company and the Amendment. You may obtain additional information about the Company from documents filed with the United States Securities and Exchange Commission (the “Commission”).

Sincerely,

Carl J. Grivner
President & Chief Executive Officer
      This proxy statement is dated May 23, 2006, and is first being mailed to stockholders of the Company on or about [                    ], 2006.

XO HOLDINGS, INC.
11111 SUNSET HILLS ROAD
RESTON, VIRGINIA 20190
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 21, 2006
      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of XO Holdings, Inc. (the “Company” or “XO Holdings”), a Delaware corporation, will be held at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019 on June 21, 2006 at 1:00 p.m. (local time) to consider and vote upon:

(i) the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors are duly elected and qualified; and

(ii) a proposal to adopt and approve an amended and restated limited liability company agreement (the “Amendment”) of XO Communications, LLC (“XO LLC”), a wholly-owned subsidiary of XO Holdings.
      A Proxy Statement, proxy card and copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 accompany this Notice of Annual Meeting of Stockholders. Your attention is directed to the accompanying Proxy Statement for more complete information regarding the nominees for director and the Amendment. At the annual meeting we will also transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
      Only stockholders of record at the close of business (5:00 p.m., Eastern Time) on May 22, 2006 (the “Record Date”) are entitled to notice of and to vote at the annual meeting or at any adjournment or postponement thereof. Under the Company’s Certificate of Incorporation, subject to applicable law, the holders of the Company’s preferred stock vote together with the holders of the Company’s common stock on all matters submitted to a vote of the holders of common stock. At the close of business on the Record Date, the Company had 181,933,035 shares of common stock and 4,000,000 million shares of preferred stock outstanding (which preferred stock was then convertible into 47,784,891 shares of common stock), representing a total of 229,717,926 common stock votes and 4,000,000 preferred stock votes, respectively, on such date. Accordingly, holders of the outstanding capital stock of the Company representing 114,858,964 common stock votes, as well as holders of the outstanding preferred stock of the company representing 2,000,001 preferred stock votes, if present at the annual meeting in person or by proxy, will constitute a quorum for the purposes of transacting business at the annual meeting.
      The Board extends a cordial invitation to all stockholders of XO Holdings to be present at and participate in the annual meeting. Whether or not you plan to attend the annual meeting, we urge you to vote your shares and submit your proxy card in the enclosed postage pre-paid envelope. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.
      This notice and the accompanying Proxy Statement, proxy card and Annual Report on Form 10-K are expected to be first mailed to Company stockholders on or about [                    ], 2006.

By Order of the Board of Directors,
Reston, Virginia
[          ], 2006
      TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

i

REFERENCE TO ADDITIONAL INFORMATION
      This proxy statement refers to important business and financial information about XO Holdings, Inc. (which we refer to as the Company or XO Holdings) from documents that are not included in or delivered with this proxy statement. You can obtain documents related to the Company that are referred to in this proxy statement, without charge, by requesting them in writing or by telephone from the Company.
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, Virginia 20190
Attention: General Counsel
(703) 547-2000
      Please note that copies of the documents provided to you will not include exhibits, unless the exhibits are specifically incorporated by reference into the documents.
      In order to receive timely delivery of requested documents in advance of the annual meeting, you should make your request no later than June 12, 2006.
      For information on submitting your proxy, please refer to the instructions on the enclosed proxy card.
      See “Where You Can Find More Information” beginning on (page 29).
ABOUT THE RESTRUCTURING MERGER
      This is the proxy statement of XO Holdings, which became the holding company for XO Communications, Inc. (or XO Inc.) and its subsidiaries on February 28, 2006 pursuant to the merger (or the Restructuring Merger) of XO Inc. with and into XO Communications, LLC (or XO LLC). Immediately prior to the Restructuring Merger, XO Holdings was a wholly-owned subsidiary of XO Inc. and the sole member of XO LLC. At the effective time of the Restructuring Merger, XO Holdings became a successor issuer of XO Inc. pursuant to Rule 12(g)-3 under the Securities Exchange Act of 1934, as amended (or the Exchange Act). XO Holdings’ common stock, par value $0.01 per share (or the Company common stock), is listed on the NASDAQ Over the Counter Bulletin Board under the symbol “XOHO.OB”.
      In the Restructuring Merger, each outstanding share of common stock and 6% Class A Convertible Preferred Stock of XO Inc., and each option and warrant to acquire such shares, was converted into corresponding shares of common stock and 6% Class A Convertible Preferred Stock (or the preferred stock), and corresponding options and warrants, of XO Holdings. The Restructuring Merger was consummated without stockholder approval pursuant to Section 251(g) of the Delaware General Corporation Law (or the DGCL). Section 251(g) required XO LLC to retain certain provisions in its limited liability company agreement (or the LLC Agreement) analogous to certain provisions of the certificate of incorporation and bylaws of XO Inc. Those provisions may only be amended pursuant to the adoption of an amendment to the LLC Agreement by vote of the stockholders of XO Holdings, which is being sought at the annual meeting through the proposed adoption and approval of the amended and restated LLC Agreement (or the Amendment) described in this proxy statement.

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q1:	What is the date, time and place of the annual meeting?

A1:	The annual meeting of stockholders of XO Holdings will be held at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019 on June 21, 2006 at 1:00 p.m. (local time).

Q2:	What am I being asked to vote on?

A2:	You are being asked to consider and vote upon (i) the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors have been duly elected and qualified and (ii) the approval and adoption of the Amendment.

Q3:	How does our board of directors (or the Board) recommend that I vote?

A3:	Our Board recommends that you vote (i) “FOR” each nominee for director described in this proxy statement and (ii) “FOR” the proposal to approve and adopt the Amendment.

Q4:	What vote of our stockholders is required to approve the proposals?

A4:	Assuming that a quorum is present at the meeting, the vote requirements to approve the proposals are as follows: (i) the eight (8) nominees for director who receive the greatest number of affirmative votes cast in the election of directors will be elected by the stockholders of XO Holdings, and (ii) the proposal to approve and adopt the Amendment must be approved by the holders of a majority of the Company common stock and preferred stock, each voting as a separate class and also voting together as a single class, outstanding as of such record date.

Q5:	What do I need to do now?

A5:	After carefully reading and considering the information contained in this proxy statement, please fill out and sign the proxy card, and then mail your signed proxy card in the enclosed prepaid envelope as soon as possible so that your shares may be represented and voted at the annual meeting. Your proxy card will instruct the persons named on the card to vote your shares at the annual meeting as you direct on the card. If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” each nominee for director described in this proxy statement and “FOR” the adoption and approval of the Amendment. Because the proposal to approve and adopt the Amendment requires an affirmative vote of the holders of a majority of the shares of Company common stock (voting as a separate class and voting together with the holders of preferred stock as a single class) and preferred stock (voting as a separate class) outstanding as of the record date for the meeting, if you do not vote or if you abstain, the effect will be a vote against the Amendment. You may also grant your proxy by telephone or vote in person at the annual meeting.

Q6:	May I change my vote after I have mailed my signed proxy card?

A6:	You may change your vote at any time before your proxy is voted at the annual meeting. You can do this in one of four ways. First, you can send a written notice stating that you want to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to:
Ms. Simone Wu
Secretary
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, VA 20190
Third, you can submit a proxy by telephone at a later time. Fourth, you can attend the annual meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q7:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A7:	Your broker will generally not have the discretion to vote your shares without your instructions. You should instruct your broker to vote your shares, following the directions your broker provides. Failure to instruct your broker to vote your shares will result in a “broker non-vote.” Because the proposal to approve and adopt the

Amendment requires an affirmative vote of the holders of a majority of the shares of Company common stock (voting as a separate class and voting together with the holders of preferred stock as a single class) and preferred stock (voting as a separate class) outstanding as of the record date for the meeting, these so-called “broker non-votes” have the same effect as votes cast against the Amendment. “Broker non-votes” will cause your shares to be excluded from consideration in the vote taken to elect directors, whose election depends on receiving the greatest number of affirmative votes cast at the annual meeting.

Q8:	Who can help answer my questions?

A8:	If you have any questions about the proposals contained in this proxy statement or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:
Investor Relations Department
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, VA 20190
(703) 547-2000

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
      Some of the statements contained or incorporated by reference in this proxy statement, including those relating to the Company’s strategies and other statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “if,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “could,” “should,” “will” and expressions of similar import, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (or the Exchange Act). These statements are not historical facts but instead represent only the Company’s expectations, estimates and projections regarding future events. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include market, credit or counterparty, liquidity, legal and operational uncertainties discussed elsewhere in this proxy statement. You must recognize that actual results may differ from the Company’s expectations. The Company undertakes no duty to update such forward looking statements.
THE ANNUAL MEETING
General; Date; Time and Place
      This proxy statement is being provided by, and the enclosed proxy is solicited by and on behalf of, the Board for use at the annual meeting of XO Holdings’ stockholders (including any adjournment or postponement that may take place).
      The annual meeting is scheduled to be held at the Park Central Hotel at 870 Seventh Avenue (at 56th Street), New York, NY 10019 on June 21, 2006, at 1:00 p.m. (Local Time).
Purpose of the Annual Meeting
      The purpose of the annual meeting is to (i) consider and vote upon the election of eight (8) directors to hold office until the 2007 annual meeting of stockholders of the Company and/or until their respective successors have been duly elected and qualified, (ii) consider and vote upon the approval and adoption of the Amendment and (iii) to transact any other business that is properly brought before the annual meeting.
Record Date; Voting Power
      Only holders of shares of Company common stock and the Company’s preferred stock as of the close of business (5:00 p.m., Eastern time) on May 22, 2006, the record date (or the Record Date) set by the Board for determining the Company’s stockholders who are entitled to vote at the annual meeting, will be entitled to receive notice of and to vote at the annual meeting and any adjournments or postponements thereof. Each holder of Company common stock as of the Record Date will be entitled to one vote in respect of each such share of Company common stock. In addition, each holder of the Company’s preferred stock as of the Record Date will be entitled to (i) in the case where the preferred stock votes together with common stock as a single class, one vote for each share of Company common stock into which such preferred stock was convertible on the Record Date, and (ii) in the case where preferred stock votes as a separate class, one vote in respect of each such share of preferred stock.
Required Vote; Quorum; Voting of Proxies
      To constitute a quorum for the transaction of business at the annual meeting, the presence, in person or by proxy, of the holders of a majority of the voting power represented by the outstanding shares of Company common stock (on an as converted basis) and the preferred stock (as a separate class) as of the Record Date is required. Under the Company’s Certificate of Incorporation, as amended (which we refer to as the Certificate of Incorporation), subject to applicable law, the holders of the Company’s preferred stock (on an as converted basis) vote together with the holders of Company common stock on all matters submitted to a vote of the holders of Company common stock.

      On the Record Date, the Company had 181,933,035 shares of common stock and 4,000,000 shares of preferred stock outstanding, which together represented 229,717,926 common stock votes and 4,000,000 preferred stock votes, respectively, on such date. Accordingly, holders of the outstanding capital stock of the Company representing 114,858,964 common stock votes and holders of the outstanding preferred stock of the Company representing 2,000,001 preferred stock votes, if present at the annual meeting in person or by proxy, will constitute a quorum for the purposes of transacting business at the annual meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. If a quorum is not present at the annual meeting the Company expects to adjourn or postpone the meeting to solicit additional proxies.
      At the annual meeting, each holder of Company common stock as of the Record Date will be entitled to one vote in respect of each such share of Company common stock. In addition, each holder of the Company’s preferred stock as of the Record Date will be entitled to (i) in the case where the preferred stock votes together with common stock as a single class, one vote for each share of Company common stock into which such preferred stock was convertible on the Record Date, and (ii) in the case where the preferred stock votes as a separate class, one vote in respect of each such share of preferred stock. Abstentions and broker non-votes will not be counted either in favor of or against the election of nominees for director or other proposals, but will have the same effect as a vote against the Amendment.
      Under Delaware law and our Bylaws, if a quorum is present, the eight (8) nominees for director who receive the greatest number of affirmative votes cast in the election of directors will be elected by the stockholders of XO Holdings. Pursuant to Section 251(g) of the DGCL and the Limited Liability Company Agreement of XO LLC, the affirmative vote of the holders of a majority of the shares of Company common stock and preferred stock, each voting as a separate class and also voting together as a single class (on an as converted basis), outstanding on the Record Date is required to approve and adopt the Amendment. Except as otherwise required by Delaware law, if a quorum is present, approval of all other matters that properly come before the meeting requires that the votes cast in favor of such actions constitute at least a majority of the votes cast.
      Because the proposal to approve and adopt the Amendment requires an affirmative vote of the holders of a majority of the shares of Company common stock (voting as a separate class and voting together with the holders of preferred stock as a single class) and preferred stock (voting as a separate class) outstanding as of the record date for the meeting, the failure to submit a proxy card (or to vote in person at the annual meeting) or the abstention from voting by a stockholder will have the same effect as a vote against approval and adoption of such Amendment. Each share of capital stock of the Company represented by a properly executed proxy that is received by the Company in time to be voted at the annual meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted “FOR” (i) the election of the eight (8) nominees for director described in this proxy statement and (ii) the approval and adoption of the Amendment. Proxies and ballots returned by mail will be received and tabulated by American Stock Transfer & Trust Company, our transfer agent, and votes cast at the annual meeting will be tabulated by a representative of American Stock Transfer & Trust Company, as the inspector of elections for the annual meeting.
      Brokers holding shares of capital stock of the Company as nominees will not have discretionary authority to vote such shares in the absence of instructions from the beneficial owners thereof. Accordingly, the failure to provide voting instructions to your broker will (i) cause your shares to be excluded from consideration of any vote taken with respect to the nominees for director and (ii) have the same effect as a vote against the Amendment.
      As of the Record Date, entities controlled by Mr. Carl C. Icahn, the Chairman of the Board, owned shares of (i) Company common stock representing approximately 50.5% of the voting power of the outstanding Company common stock (excluding common stock issuable upon conversion of preferred stock), (ii) preferred stock of the Company representing approximately 51.9% of the voting power of the outstanding preferred stock and (iii) Company common stock and preferred stock representing (assuming the conversion of such preferred stock into Company common stock) approximately 50.8% of the combined voting power of the Company common stock and preferred stock. As a result, Mr. Icahn owns sufficient shares of the Company’s common stock and preferred stock to assure the presence of a quorum for the conduct of the annual meeting and to assure the approval and adoption of the proposals in connection with which this proxy and the related materials are being delivered.
Voting by the Company’s Directors and Executive Officers
      At the close of business on the Record Date, the Company’s directors and executive officers and their affiliates owned, in the aggregate, shares of (i) Company common stock representing approximately 50.5% of the voting power of the outstanding Company common stock (excluding common stock issuable upon conversion of preferred stock), (ii) preferred stock of the Company representing approximately 51.9% of the voting power of the outstanding preferred stock and (iii) Company common stock and preferred stock representing (assuming the conversion of such preferred stock into Company common stock) approximately 50.8% of the combined voting power of the Company common stock and preferred stock. The Company’s directors and executive officers have indicated that they intend to vote the shares of Company common stock and preferred stock that they own “FOR” (i) the election of the eight (8) nominees for director described in this proxy statement and (ii) the approval and adoption of the Amendment.
How to Vote
      A stockholder may vote in person at the annual meeting or by proxy without attending the annual meeting. To vote by proxy, a stockholder must either:

•	submit a proxy by telephone; or

•	complete the enclosed proxy card, sign and date it and return it in the enclosed postage prepaid envelope.
      The enclosed proxy card sets forth instructions for submitting a proxy by the telephone.
      A proxy card is enclosed for use by the Company’s stockholders. The Board requests that stockholders sign and return the proxy card in the accompanying envelope. No postage is required if mailed within the United States. If you have questions or requests for assistance in completing and submitting proxy cards, please contact:

Investor Relations Department
XO Holdings, Inc.
11111 Sunset Hills Road
Reston, VA 20190
(703) 547-2000
Revocation of Proxy
      All properly executed proxies that are not revoked will be voted at the annual meeting as instructed on those proxies. Proxies containing no instructions will be voted “FOR” (i) the election of the eight (8) nominees for director described in this proxy statement and (ii) the approval and adoption of the Amendment. A stockholder who executes and returns a proxy may revoke it at any time before it is voted. A proxy may be revoked by either:

•	giving written notice of revocation;

•	executing and returning a new proxy bearing a later date;

•	submitting a proxy by telephone at a later date; or

•	attending the annual meeting and voting in person.

      Revocation of a proxy by written notice or execution of a new proxy bearing a later date should be submitted to Ms. Simone Wu, Secretary, XO Holdings, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190, or by attending the annual meeting and voting in person. If you appear in person at the annual meeting, you must vote in order to revoke your proxy.
Adjournments
      The annual meeting may be adjourned for the purpose of soliciting additional proxies in favor of (i) the election of the nominees for director described in this proxy statement or (ii) the approval and adoption of the Amendment. Any adjournment of the annual meeting may be made without notice, other than by an announcement made at the annual meeting, by approval of the holders of a majority of the Company common stock (on an as converted basis) present in person or by proxy at the annual meeting, whether or not a quorum exists. Any adjournment or postponement of the annual meeting for the purpose of soliciting additional proxies will allow the Company’s stockholders who have already sent in their proxies to revoke them at any time prior to their use.
Expenses of Solicitation
      XO Holdings will bear the costs of soliciting proxies from its stockholders and the costs of filing, printing and mailing this proxy statement, the Notice of Annual Meeting, the proxy card, the Annual Report on Form 10-K and the return envelope, as well as the cost of handling and tabulating the number of proxies received. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by facsimile or in person. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons, and the Company may reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.
Miscellaneous
      It is not expected that any matter not referred to herein will be presented for action at the annual meeting. If any other matters are properly brought before the annual meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the annual meeting, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting votes. However, shares represented by proxies that have been voted “AGAINST” the election of the nominees for director described in this proxy statement will not be used to vote “FOR” postponement or adjournment of the annual meeting to allow additional time to solicit additional votes “FOR” the election of such nominees. In addition, shares represented by proxies that have been voted “AGAINST” the approval and adoption of the Amendment will not be used to vote “FOR” postponement or adjournment of the annual meeting to allow additional time to solicit additional votes “FOR” the approval and adoption of the Amendment.

PROPOSAL ONE: ELECTION OF DIRECTORS
      XO Holdings’ Bylaws provide that the number of members of the Board may be fixed by resolution of the Board. The Board has determined that the Board shall be comprised of eight (8) members until the Board determines to expand or reduce its membership. The Board of Directors has nominated Messrs. Carl C. Icahn, Adam Dell, Carl J. Grivner, Vincent J. Intrieri, Keith Meister, Robert Knauss, Fredrik Gradin and Jon F. Weber to serve until the 2007 annual meeting of stockholders of the Company and/or until their respective successors have been duly elected and qualified.
      The shares of Company common stock (on an as converted basis) represented by properly executed proxies will be voted in accordance with the instructions contained in the proxy or, if no instructions are given, for each of the nominees. All nominees have consented to be named and to serve, if elected. If any nominee is unable to serve (which management has no reason to expect), the individuals named in the proxy intend to vote for the balance of those named and for a substitute nominee, if management recommends a vote for the substitute nominee.
      Below is a table that sets forth the names, ages, and position with XO Holdings of each of the nominees. In addition, below the table is additional biographical information with respect to each of the nominees. There are no family relationships among any of the nominees or executive officers of XO Holdings, and none of the directors or nominees is a member or partner of any investment bank or law firm that provided services to XO Holdings since its formation on October 25, 2005 nor its predecessor, XO Inc., since January 1, 2004. None of the directors, executive officers, director nominees, any of their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

Name	Age	Position

Carl C. Icahn(1)	70	Chairman of the Board of Directors
Carl J. Grivner	52	Chief Executive Officer, President and Director
Adam Dell(2)(4)	36	Director
Vincent J. Intrieri(3)	49	Director
Jon F. Weber	47	Director
Keith Meister(1)(3)	33	Director
Robert Knauss(1)(2)(4)	74	Director
Fredrik Gradin(2)(4)	43	Director

(1)	Member of the Executive Committee

(2)	Member of the Audit Committee

(3)	Member of the Compensation Committee

(4)	Member of the Special Committee
      Carl C. Icahn. Upon the consummation of the Restructuring Merger in February 2006, Mr. Icahn became a director and Chairman of the Board of XO Holdings. From January 2003 until February 2006, Mr. Icahn served as Chairman of the Board and a director of XO Inc. Mr. Icahn has served as a director of CCI Onshore Corp. and CCI Offshore Corp. since February 2005, and from September 2004 to February 2005, Mr. Icahn served as the sole member of their predecessors, CCI Onshore LLC and CCI Offshore LLC, respectively. In addition, Mr. Icahn has served as Chairman of the Board and a director of Starfire Holding Corporation (“Starfire”), a privately-held holding company, and Chairman of the Board and a director of various subsidiaries of Starfire, since 1984. Since 1994, Mr. Icahn has been a principal beneficial stockholder, the Chairman of the Board and a Director of American Railcar Industries, Inc., which is primarily engaged in the business of manufacturing covered hopper and tank railcars. Mr. Icahn was also chairman of the board of directors and president of Icahn & Co., Inc., a registered broker-dealer and a member of the National Association of Securities Dealers, from 1968 to 2005. Since November 1990, Mr. Icahn has been Chairman of the Board of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm that holds various biotechnology patents, since 1993. From October 1998 through May 2004, Mr. Icahn was the President and a director of Stratosphere Corporation, which operates the Stratosphere Hotel and Casino. In May 2005, Mr. Icahn became a director of Blockbuster Inc., a provider of in-home movie rental and game entertainment. Mr. Icahn received his B.A. from Princeton University.
      Carl J. Grivner. Mr. Grivner has served as Chief Executive Officer and President of XO Holdings and XO LLC and a director of XO Holdings since their respective formation on October 25, 2005. Mr. Grivner has also served as a member of the Managing Board of XO LLC since the Restructuring Merger. He is a board member and vice chairman of CompTel, the nation’s largest association of facilities-based competitive telecommunications companies. From May 2003 until the consummation of the Restructuring Merger, he served as Chief Executive Officer, President and a director XO Inc. From May 1, 2003 to May 15, 2003, he served as a member of the Office of the Chairman of the Board of XO Inc. From February 2002 to April 2003, Mr. Grivner was Chief Operating Officer of Global Crossing, Ltd. From June 2000 to February 2002, he was Executive Vice President, Operations of Global Crossing. On January 28, 2002, Global Crossing and certain of its subsidiaries filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. From July 1999 to April 2000, Mr. Grivner was Chief Executive Officer of Worldport Communications, Inc. From July 1998 to July 1999, he was Chief Executive Officer, Western Hemisphere of Cable & Wireless plc. Mr. Grivner received a B.A. from Lycoming College and served in the United States Marine Corps from 1975-1978.
      Jon F. Weber. Mr. Weber has served as a director of XO Holdings since the consummation of the Restructuring Merger in February 2006. Previously, he had served as a director of XO Inc. from May 2005 until such consummation. Since August 2005, Mr. Weber has served as a director of American Railcar Industries, Inc., a company, of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. Since April 2005, Mr. Weber has served as the President of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Since May 2003, Mr. Weber has been a Director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Mr. Icahn has an interest through the ownership of securities, and was the Chief Executive Officer of Viskase Companies, Inc. from May 2003 to October 2004. From March 2003 to April 2005, Mr. Weber served as Chief Executive Officer and, since March 2003, he has served as a director of Philip Services Corporation, a metal recycling and industrial services company affiliated with Mr. Icahn. He served as Chief Financial Officer of venture-backed companies QuantumShift Inc. and Alchemedia Ltd. from October 2001 to July 2002 and November 2000 to October 2001, respectively. From May 1998 to November 2000, Mr. Weber served as Managing Director — Investment Banking for JP Morgan Chase and its predecessor, Chase Manhattan Bank, in São Paulo, Brazil. Mr. Weber received a J.D., cum laude, from Harvard Law School and an M.B.A. and B.S., magna cum laude, from Babson College.
      Adam Dell. Mr. Dell has been a member of XO Holdings’ Board of Directors since the consummation of the Restructuring Merger in February 2006 and, from January 2003 until such time, was a member of XO Inc.’s Board of Directors. Since January 2000, he has served as the Managing General Partner of Impact Venture Partners, a venture capital firm focused on information technology investments. From October 1998 to January 2000, Mr. Dell was a Senior Associate and subsequently a Partner with Crosspoint Venture Partners in Northern California. From July 1997 to August 1998, he was a Senior Associate with Enterprise Partners in Southern California. From January 1996 to June 1997 Mr. Dell was associated with the law firm of Winstead Sechrest & Minick, in Austin, Texas, where he practiced corporate law. Mr. Dell currently serves on the board of directors of the Santa Fe Institute, MessageOne and OpenTable. He also teaches a course at the Columbia Business School on business, technology and innovation and is a contributing columnist to the technology publication, Business 2.0. Mr. Dell received a J.D. from University of Texas and a B.A. from Tulane University.
      Fredrik Gradin. Mr. Gradin has been a member of XO Holdings’ Board of Directors since the consummation of the Restructuring Merger in February 2006. From August 2004 until the Restructuring Merger was completed, he served as a director of XO Inc. Mr. Gradin has been president and chief executive officer of Explorer Group Inc., an investment management company, since its inception in 1998. Prior to founding Explorer Group Inc., Mr. Gradin served as president of Spectron Energy, Inc., a leading energy brokerage company. Mr. Gradin holds a B.A. from Rice University.
      Vincent J. Intrieri. Mr. Intrieri has served as a director of XO Holdings since the consummation of the Restructuring Merger in February 2006. Prior to that, he had served as a director of XO Inc. since January 2003. Mr. Intrieri is a Senior Managing Director of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn. Since January 2005, Mr. Intrieri has been Senior Managing Director and, from March 2003 to December 2004, Mr. Intrieri was a Managing Director of High River Limited Partnership, which is company owned and controlled by Mr. Icahn that is primarily engaged in the business of holding and investing in securities. Since April 2005, Mr. Intrieri has been the President and Chief Executive Officer of Philip Services Corporation, a metal recycling and industrial services company affiliated with Mr. Icahn. Since August 2005, Mr. Intrieri has served as a director of American Railcar Industries, Inc. (“ARI”), a company, of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. From March 2005 to December 2005, Mr. Intrieri was a Senior Vice President, the Treasurer and the Secretary of ARI. From 1995 to 1998, Mr. Intrieri served as portfolio manager for distressed investments with Elliott Associates L.P., a New York investment fund. Prior to 1995, Mr. Intrieri was a partner at the Arthur Andersen accounting firm. Mr. Intrieri is a certified public accountant. Mr. Intrieri is Chairman of the Board of Directors and a director of Viskase Companies, Inc., a publicly owned producer of cellulosic and plastic casings used in preparing and packaging processed meat products, in which Mr. Icahn has an interest through the ownership of securities. Mr. Intrieri received a B.S. in Accounting from Pennsylvania State University.
      Robert Knauss. Mr. Knauss has been a member of XO Holdings’ Board of Directors since the consummation of the Restructuring Merger in February 2006 and, from August 2004 until such time, had served as a director of XO Inc. Mr. Knauss currently serves as an independent director on the boards of the NYSE-listed investment funds Equus II, Inc. and The Mexico Fund, Inc. He previously served as chairman of Philip Services Corporation from 1998 to 2000 and from 2002 to 2003 and as a director of Seitel Inc. from June 2002 to July 2004. Mr. Knauss also previously served as the dean of the University of Houston Law Center and Vanderbilt University Law School. Mr. Knauss holds a J.D. from University of Michigan and a B.A. from Harvard College.
      Keith Meister. Mr. Meister has been a director of XO Holdings since the consummation of the Restructuring Merger in February 2006 and was a director of XO Inc. from January 2003 until such consummation. Since June 2002, Mr. Meister has been a Senior Investment Analyst of High River Limited Partnership, a company owned and controlled by Mr. Icahn that is primarily engaged in the business of holding and investing in securities. Mr. Meister is also a Senior Investment Analyst of Icahn Partners LP and Icahn Partners Master Fund LP, private investment funds controlled by Mr. Icahn. He is also a director of Icahn Fund Ltd., which is the feeder fund of Icahn Partners Master Fund LP. Since August 2003, Mr. Meister has served as the Chief Executive Officer of American Property Investors, Inc. (“API”), which is the general partner of American Real Estate Partners, L.P., a public limited partnership controlled by Mr. Icahn that invests in real estate and holds various other interests, including the interests in its subsidiaries that are engaged, among other things, in the oil and gas business, the casino entertainment business and the textile business. Mr. Meister served as API’s President from August 2003 to April 2005. From March 2000 through the end of 2001, Mr. Meister co-founded and served as co-president of J Net Ventures, a venture capital fund focused on investments in information technology and enterprise software businesses. From 1997 through 1999, Mr. Meister served as an investment professional at Northstar Capital Partners, an opportunistic real estate investment partnership. Prior to his work at Northstar, Mr. Meister served as an investment analyst in the investment banking group at Lazard Freres. Mr. Meister also is a director of American

Entertainment Properties Corp. and American Casino & Entertainment Properties Finance Corp., which are gaming companies, and Scientia Corporation, a private health care venture company, all of which are companies controlled by American Real Estate Partners, L.P. In August 2005, Mr. Meister became a director of American Railcar Industries, Inc., a company, of which Mr. Icahn is a principal beneficial stockholder, that is primarily engaged in the business of manufacturing covered hopper and tank railcars. In August 2005, Mr. Meister also became a director of ADVENTRX Pharmaceuticals, Inc., a company in which Mr. Icahn is a beneficial stockholder, that is primarily engaged in biomedical research and development. In addition, in January 2006, Mr. Meister became a director of BKF Capital Group Inc., a publicly traded investment firm. Mr. Meister received his A.B. in Government, cum laude, from Harvard College.
      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE EIGHT (8) NOMINEES TO THE BOARD.

PROPOSAL TWO: THE AMENDMENT
General
      The Board has proposed the Amendment in order to simplify the LLC Agreement of XO LLC, which is the limited liability company instrument analogous to a corporation’s Certificate of Incorporation and bylaws. Stockholder approval of the Amendment is required by Section 251(g) of the DGCL. Attached as Annex A and Annex B to this proxy statement are the existing LLC Agreement and the proposed form of the amended and restated LLC Agreement, respectively.
The Restructuring Merger
      XO Inc. undertook the Restructuring Merger and related actions in order to create a holding company owning two primary operating subsidiaries, XO LLC and NextLink Wireless, Inc. (referred to as NextLink), which today, respectively, own and operate XO Holdings’ wireline and wireless businesses. One purpose of these actions was to facilitate a possible sale of the Company’s wireline business.
      XO Holdings was formed on October 25, 2005 as a wholly-owned subsidiary of XO Inc. XO LLC was formed the same day with XO Holdings as its sole member. On February 28, 2006, XO Inc. and XO LLC consummated the Restructuring Merger under Section 251(g) of the DGCL, pursuant to which XO Inc. merged with and into XO LLC, with XO LLC as the entity that survived such merger. Immediately prior to the consummation of the Restructuring Merger, XO Inc. assigned its cash, marketable securities, 100% of the outstanding shares of common stock of NextLink and certain other assets to XO Holdings, and retained and agreed to hold XO Holdings and NextLink harmless from specific liabilities related thereto.
      Pursuant to Section 251(g) of the DGCL, no vote of the stockholders of XO Inc. or XO Holdings was required to consummate the Restructuring Merger, which consummation was disclosed in the Company’s Current Report on Form 8-K, filed with the Commission on March 6, 2006. As a result of the Restructuring Merger, the Company’s stockholders received shares of Company common stock in exchange for shares of XO Inc. on a one-for-one basis. At the effective time of the Restructuring Merger, XO Holdings became a successor issuer of XO Inc. pursuant to Rule 12(g)-3 under the Exchange Act. XO Holdings’ common stock is listed on the NASDAQ Over the Counter Bulletin Board under the symbol “XOHO.OB”.
Reasons for the Amendment
      Compliance with Section 251(g) of the DGCL required inclusion in the LLC Agreement of XO LLC of certain provisions analogous to provisions of the Certificate of Incorporation and bylaws of XO Inc. — such as provisions for preferred membership interests — that are superfluous in the case of a wholly-owned subsidiary such as XO LLC. Section 251(g) of the DGCL also required that the LLC Agreement of XO LLC provide for a vote of the stockholders of XO Holdings to approve certain amendments thereto. In order to simplify the LLC Agreement for administrative purposes, the Company is proposing the Amendment, which will replace the LLC Agreement with a much simpler agreement appropriate to a wholly-owned subsidiary.
      THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE AMENDMENT.

BOARD OF DIRECTORS AND COMMITTEES
      During the year ended December 31, 2005, the Board met ten (10) times. The Executive, Compensation and Audit Committees are the three standing committees of the Board. The Board also has the Special Committee. Each committee of the Board meets as needed to review projects and matters assigned to it by the full Board. All directors attended 75% or more of the aggregate number of meetings of the Board and applicable committee meetings during the year ended December 31, 2005. Stockholders may communicate with the Board and/or the Audit Committee by sending a letter to our Corporate Secretary at our headquarters address, 11111 Sunset Hills Road, Reston, Virginia 20190. All the members of XO Inc.’ Board of Directors attended XO Inc.’s 2005 Annual Meeting of Stockholders.
      Executive Committee. The Executive Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Carl Icahn, Robert Knauss and Keith Meister, who also comprise the Executive Committee of the Board. The principal function of the Executive Committee is to execute all the authority and power of the full Board in the management and operation of the Company and to act on behalf of the Board between regular meetings of the Board, except where action is authorized or required to be taken only by the full Board. The Executive Committee did not meet during fiscal year 2005.
      Audit Committee. The Audit Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Robert Knauss, Fredrik Gradin and Adam Dell, who also comprise the Audit Committee of the Board. Mr. Knauss serves as the financial expert of the Audit Committee. The Audit Committee operates under a written charter adopted by the Board. The function of the Audit Committee is to, among other things, review the financial statements of the Company, meet, together and separately, with management of the Company and the Company’s independent accountants to discuss the financial statements and general accounting policies of the Company, and review the management letter issued by the independent accountants and the Company’s responses thereto. The Audit Committee met seven (7) times during fiscal year 2005.
      Relationship with Independent Public Accountants. The Company’s independent auditor for fiscal year 2005 was KPMG LLP. Representatives of KPMG are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions. Prior to September 24, 2003, the Company’s independent auditor was Ernst & Young LLP (“Ernst & Young”).
      On September 24, 2003, XO Inc. notified its independent auditors, Ernst & Young, that the Audit Committee of its Board of Directors had recommended that it change auditors. On September 30, 2003, the Audit Committee of XO’s Board of Directors appointed KPMG LLP to serve as its new independent auditors for the year ending December 31, 2003. The change was effective immediately. Ernst & Young’s report on XO’s consolidated financial statements as of and for the year ended December 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ending December 31, 2002, there were: (i) no disagreements with Ernst & Young on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such year; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
      The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the year ended December 31, 2005 and fees billed for other services during that period by KPMG LLP.

	2005	2004

Audit fees(1)	$2,136,199	$1,939,000
Audit-related fees(2)	100,190	198,000
Tax fees(3)	89,150	125,133
Non-audit, non-tax fees	—	—

TOTAL	$2,325,539	$2,262,133

(1)	Audit fees relate to services that consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees relate to services that consisted of consultation with respect to the application of accounting policies and the annual audit of an employee benefit plan.

(3)	Tax fees relate to services that consisted of assistance with matters related to tax compliance and consulting.
      Approval of Independent Auditor Provision of Audit and Non-Audit Services. Consistent with the Commission’s requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. Under the policy, the Committee must pre-approve services prior to commencement of the specified service. The requests for pre-approval are submitted to the Audit Committee by the Chief Financial Officer or his designee with a statement as to whether in their view the request is consistent with the Commission’s rules on auditor independence. Consistent with the Audit Committee’s pre-approval policies, all audit-related services, tax services and other services, including 100% of the fees relating thereto, are pre-approved by the Audit Committee.
      As required under applicable federal securities laws, our independent accountants for the current fiscal year are appointed by our Audit Committee.
      Compensation Committee. The Compensation Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Vincent Intrieri and Keith Meister, who also comprise the Compensation Committee of the Board. The purpose of the Compensation Committee is to review and approve the compensation policies and arrangements of the Company and its subsidiaries, as well as to administer the Company’s stock option plans. The Compensation Committee met three (3) times during fiscal year 2005.
      Compensation Committee Interlocks and Insider Participation. The Compensation Committee of XO Inc.’s Board of Directors for fiscal year 2005 consisted of Messrs. Vincent J. Intrieri and Keith Meister, who also comprise the Compensation Committee of the Board. None of the members of the Compensation Committee is or was at any time in the past an officer of the Company, nor are any such members employees of any entity for which an executive officer of the Company serves on the board of directors. No member of the Compensation Committee has any relationship required to be disclosed under Item 404 of Regulation S-K.
      Director Nominations. The Company does not maintain a standing Nominating Committee, and consequently, has not adopted a charter for the Nominating Committee, nor does it maintain a formal policy with respect to the review of potential nominees to the Board. All of the members of the Board participate in the review of potential nominees to the Board. The Board has determined that, given the small size of the Board and the importance of the director nomination process, the entire Board should participate in the evaluation of potential Board members.
      For the 2005 fiscal year and through the date of this proxy statement, Mr. Icahn, who was the Chairman of XO Inc.’s Board of Directors during such period and is the Chairman of the Board, indirectly beneficially held, and presently holds, a majority of the outstanding Company common stock. As a result, Mr. Icahn can control the election of all of the members of the Board.
      Three of the Company’s directors, Messrs. Knauss, Dell and Gradin are “independent directors” as defined in NASD Rule 4200(a)(15). Each of Messrs. Weber, Intrieri and Meister is employed by or otherwise affiliated with entities controlled by Mr. Icahn, and Mr. Grivner was the President and Chief Executive Officer of XO Inc. until the Restructuring Merger and is the President and Chief Executive Officer of XO Holdings and XO LLC.

Director Fees
      Each director is entitled to reimbursement for out-of-pocket expenses incurred for each meeting of the full Board or a committee of the Board attended. The annual compensation for each of our independent directors, Messrs. Dell, Gradin and Knauss, is $50,000. The 2002 Stock Incentive Plan permits grants and awards to non-employee directors. The Company made no such grants during 2005.
Report of the Audit Committee
      The following report is provided by the Audit Committee whose written charter has been adopted by the Board, a copy of which is attached as Annex C to this proxy statement. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee oversees and monitors the Company’s financial reporting process on behalf of the Board. The Audit Committee, which consisted entirely of three independent directors, met seven (7) times in fiscal year 2005. Messrs. Knauss, Dell and Gradin each individually meet the independence criteria prescribed by applicable law and the rules of the SEC for Audit Committee membership and each is an “independent director” as defined in NASD Rule 4200(a)(15). Mr. Knauss was designated by the Board as the “audit committee financial expert” under applicable Securities and Exchange Commission rules and Mr. Knauss is an “independent director” as defined in NASD Rule 4200(a)(15).
      The Audit Committee completed its review and discussions with management regarding the Company’s audited financial statements for the year ended December 31, 2005. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, and received from the independent accountants written disclosures and the letter regarding their independence required by Independence Standards Board Standard No. 1, as currently in effect, and discussed with the independent accountants their independence.
      Based on the review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and updated for the quarter ending March 31 for filing with the Securities and Exchange Commission.

The Audit Committee
Robert L. Knauss, Chairman
Adam Dell
Fredrik C. Gradin
Report of the Compensation Committee on Executive Compensation
      The following report is provided by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board on remuneration of certain executive officers of the Company, including the executive officers named in the Summary Compensation Table set forth in this Proxy Statement (such named executives, the “Named executive officers”). The Compensation Committee met three (3) times in fiscal year 2005.
      Executive Compensation Philosophy. The Board believes that compensation paid to executive officers should be aligned with the Company’s efforts to reach its short and long term goals and should assist the Company in attracting and retaining qualified and motivated executives. Based on this philosophy, it is the view of the Board that compensation for executive officers should consist of a combination of salary, cash bonuses, equity awards and other customary employment benefits. In addition, the Company has employment agreements with its President and Chief Executive Officer and its Chief Operating Officer, which are discussed below. The Compensation Committee has concluded that the Company’s performance and the competitive market warrant the compensation package approved for Mr. Grivner and the Company’s other executive officers.

      Salary and Cash Compensation. The Compensation Committee reviews base salaries for executive officers on an annual basis and increases are based upon comparison with Company peer group pay levels, individual performance and level of responsibility. The Compensation Committee set 2005 executive salaries at levels consistent with these criteria. Based on the Compensation Committee’s evaluation of the factors above, the Compensation Committee approved the annual base salary of $700,000 for Carl Grivner, the Company’s Chief Executive Officer, and a base salary of $390,000 for Wayne M. Rehberger, the Company’s Executive Vice President and Chief Operating Officer and former Chief Financial Officer.
      Change of Control Severance Plan. Following the Company’s disclosure in March 2005 that it had retained Jefferies & Company, Inc. to assist the Company in evaluating strategic alternatives, the Company experienced an increased rate of attrition among management. Due to this attrition and the belief of management that the Company would not meet its retention objectives for 2005 in the absence of additional retention incentives, in June 2005, the Compensation Committee adopted the Company’s Change of Control Severance Plan. The Change of Control Severance Plan provides each covered manager with additional severance benefits in the event that the employment of such individual is terminated following the consummation of a “Change of Control”, as defined in the Change of Control Severance Plan. The Committee believes that the adoption of the Change of Control Severance Plan promoted the Company’s 2005 retention objectives.
      Cash Bonus. In an effort to help the Company reach its short term goals, the Compensation Committee adopted a plan providing for cash bonuses during 2005. In order to link executive compensation to the Company’s operating and financial performance, the Company executives were entitled to cash awards if the Company met enumerated earnings, revenue and cash consumption targets. The Compensation Committee met on March 16, 2006 and determined that while the Company did not achieve certain designated 2005 financial performance goals, the Company did achieve financial metrics of the bonus plan sufficient to warrant payment of bonuses under the plan equal to approximately 99% of the aggregate available bonus amounts under the plan. Such bonus payments were made to the Company executives on March 24, 2006.
      Stock Options. The Board believes that equity-based compensation causes Company executives to have an ongoing stake in the long-term success of the Company. The 2002 Stock Incentive Plan was designed to optimize the Company’s profitability and growth over the longer term. In 2005, the Compensation Committee considered the Company’s overall financial performance and lack of growth in the Company’s share price and consequently determined that awards under the 2002 Stock Incentive Plan (except in the case of a limited number of newly-hired executives) were not necessary to provide management with incentive to improve the Company’s financial performance.
      Summary. Through the design and management of the Company’s executive compensation policies, as described above, the Compensation Committee believes total compensation of the Company’s executives is linked directly to Company financial performance and stockholder return. In the future, the Committee anticipates that it will continue to emphasize performance-based and stock-based compensation that is consistent with both individual executive performance and that links management and stockholder interests.

The Compensation Committee
Vincent J. Intrieri, Chairman
Keith Meister

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial Ownership of Company common stock by the Board and management
      The table below sets forth the number of shares of Company common stock beneficially owned by (i) each member of our Board, (ii) each of our Named executive officers, and (iii) all of our Named executive officers and directors as a group.

	Shares Beneficially Owned

	Amount and Nature	Percent of Class
Name & Address(1)	of Ownership(2)	(%)

Carl C. Icahn(3)	126,936,253	58.5
Carl J. Grivner(4)	2,029,292	1.1
Jon C. Weber	0	0
Vincent J. Intrieri	0	0
Keith Meister	0	0
Adam Dell	0	0
Fredrik C. Gradin	0	0
Robert L. Knauss(5)	3,000	*
Wayne M. Rehberger(6)	569,605	*
Robert Geller(7)	251,120	*
William Garrahan(8)	235,154	*
Heather Gold(9)	37,500	*

All directors and executive officers as a group (12 persons)(10)	130,058,924	59.6

*	The Percentage of Class is less than one percent (1%).

(1)	The address of all persons listed is c/o XO Holdings, Inc., 11111 Sunset Hills Road, Reston, Virginia 20190.

(2)	Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which, for the purposes of the foregoing table is May 1, 2006. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of Company common stock beneficially owned.

(3)	As reported in the May 1, 2006 Amendment No. 8 to Schedule 13D filed by Cardiff and other parties to such joint filing, represents 126,936,253 shares of Company common stock beneficially held by Cardiff, comprised of (i) 91,945,386 outstanding shares of Company common stock, (ii) 10,202,455 shares of Company common stock issuable upon exercise of Series A warrants, Series B warrants, and Series C warrants, all held by Cardiff, and (iii) 24,788,412 shares of Company common stock issuable upon conversion of the 2,075,000 shares of the Company’s 6% Class A Convertible Preferred Stock held by Cardiff. The liquidation preference on the preferred stock accretes on the last day of each calendar quarter. Cardiff is approximately 98% owned by ACF Industries Holding Corp., a Delaware corporation, which is wholly-owned by Highcrest Investors Corp., a Delaware corporation, which is approximately 99% owned by Buffalo Investors Corp., a New York corporation, which is wholly-owned by Starfire Holding Corporation, a Delaware corporation, which is wholly-owned by Mr. Icahn. Mr. Icahn is the chairman, president and sole director of Starfire Holding Corporation, the chairman and a director of ACF Industries and the chairman, president and a director of Highcrest Investors.

(4)	Represents (i) 15,000 shares of Company common stock acquired by Mr. Grivner in May 2004, and (ii) shares of Company common stock issuable to Mr. Grivner upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Grivner pursuant to the 2002 Stock Incentive Plan.

(5)	Represents shares of Company common stock acquired by Mr. Knauss in August 2004.

(6)	Represents shares of Company common stock issuable to Mr. Rehberger upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Rehberger pursuant to the 2002 Stock Incentive Plan.

(7)	Represents shares of Company common stock issuable to Mr. Geller upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Geller pursuant to the 2002 Stock Incentive Plan.

(8)	Represents shares of Company common stock issuable to Mr. Garrahan upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Mr. Garrahan pursuant to the 2002 Stock Incentive Plan.

(9)	Represents shares of Company common stock issuable to Ms. Gold upon the exercise of nonqualified stock options that were exercisable as of May 15, 2006 or that were to become exercisable within 60 days thereafter, which options were granted to Ms. Gold pursuant to the 2002 Stock Incentive Plan.

(10)	Represents (i) 126,936,253 shares of Company common stock beneficially held by Cardiff, as described in note (3) above, (ii) 18,000 outstanding shares of Company common stock owned by directors and executive officers as of May 15, 2006 (other than shares held by Cardiff) (see notes (4) and (5)), and (iii) 3,104,671 shares of Company common stock issuable upon the exercise of stock options exercisable as of May 15, 2006 or 60 days thereafter. See notes (4), (6), (7), (8) and (9) above.
Beneficial Ownership of Company common stock by certain beneficial owners
      The table below sets forth beneficially owners of 5% or more of our outstanding common stock. None of such beneficial owners listed below nor any of their family members, entities in which they are executive officers, partners or 10% beneficial owners or trusts or estates in which they have beneficial interests were indebted to the Company during the past fiscal year.

		Shares Beneficially Owned

		Amount and Nature	Percent of Class
Name	Address	of Ownership(2)	(%)

Carl C. Icahn(1)	Icahn Associates Corp. 767 Fifth Avenue, 47th Floor, New York, New York 10153	126,936,253	58.5

Amalgamated Gadget, L.P. (R2 Investors)(3)	301 Commerce Street, Suite 2975, Fort Worth, Texas 76102	17,260,690	9.7

Allegiance Telecom Liquidating Trust(4)	c/o Shared Technologies 1405 S. Beltline Road Coppell, Texas 75019	23,020,000	12.7

Third Point LLC(5)	Third Point LLC 390 Park Avenue, 18th Floor New York, New York 10022	11,608,399	6.1

All listed 5% or greater beneficial owners		178,825,342	78.2

(1)	See Note (3) to Table under heading titled “Beneficial ownership of Company common stock by the Board and management.”

(2)	Under the rules of the Commission, a person is deemed to be the beneficial owner of a security if such person, directly or indirectly, has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days after any given date, which, for the purposes of the foregoing table is May 1, 2006. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting and investment power with respect to the shares of our common stock beneficially owned.

(3)	As reported in the February 7, 2006 Amendment No. 3 to Schedule 13G filed by Amalgamated Gadget, represents (i) 14,265,081 shares of Common Stock directly held by Amalgamated Gadget on behalf of R2 Investments, LDC and 257,443 shares of Company common stock issuable upon exercise of Series A warrants, 193,083 shares of Common Stock issuable upon exercise of Series B warrants, and 193,083 shares of Common Stock issuable upon exercise of Series C warrants, all held by Amalgamated Gadget, and (ii) 2,352,000 shares of Common Stock issuable upon conversion of 200,000 shares of the Company’s 6% Class A Convertible Preferred Stock, convertible at a rate of 11.76 shares of Company common stock for each share of preferred stock. Amalgamated Gadget is a limited partnership of which Scepter Holdings, Inc., a Texas corporation, as its sole general partner. Scepter Holdings, Inc. is wholly owned by Mr. Geoffrey Raynor.

(4)	As reported in the May 5, 2006 Amendment No. 1 to Schedule 13D filed by the Allegiance Telecom Liquidating Trust (or the Allegiance Trust), represents 23,020,000 shares of Company common stock issued to the Allegiance Trust pursuant to the terms of the asset purchase agreement by and among Allegiance Telecom, Inc., Allegiance Telecom Company Worldwide and XO Inc. pursuant to which XO Inc. purchased substantially all of the assets of Allegiance Telecom, Inc.

(5)	As reported in the April 28, 2006 Schedule 13G filed jointly by Third Point LLC (“Third Point”) and Daniel S. Loeb, represents 11,608,399 shares of Company common stock beneficially owned by Third Point and Mr. Loeb, consisting of 2,950,000 shares of Company common stock owned by funds managed by Third Point and of 8,658,399 shares of Company common stock issuable upon conversion of shares of the Company’s 6% Class A Convertible Preferred Stock owned by funds managed by Third Point. Third Point is investment manager or adviser to a variety of hedge funds and managed accounts and, as a result, is beneficial owned of shares directly owned by such funds. Mr. Loeb is Chief Executive Officer of Third Point and controls its business activities, and, as a result, is an indirect beneficial owner of shares beneficially owned by Third Point.

EXECUTIVE COMPENSATION
Management
      Below is a table that sets forth the names, ages, and position of the executive officers of XO Holdings. In addition, below the table is additional biographical information with respect to each of the officers or former officers. There are no family relationships among any of the directors or executive officers of the Company.

Name	Age	Position

Carl J. Grivner	52	Chief Executive Officer, President and Director
Wayne M. Rehberger	50	Executive Vice President and Chief Operating Officer
Gregory W. Freiberg	39	Chief Financial Officer and Senior Vice President
William Garrahan	48	Senior Vice President of Corporate Development and Strategy
Heather Burnett Gold	52	Senior Vice President of Government Relations
Robert Geller	53	Senior Vice President and Chief Information Officer
Ronald E. Scott	56	Senior Vice President
Simone Wu	41	Vice President, Acting General Counsel and Secretary
Matthew Harty	36	President of Commercial Sales
Ernest Ortega	41	President of Carrier Sales
James Delis	41	President of Indirect Sales
Terri L. Burke	45	Vice President of Human Resources
      Carl J. Grivner. Mr. Grivner is XO Holdings’ and XO LLC’s President and Chief Executive Officer and is a member of our Board. Mr. Grivner’s biographical information can be reviewed above under “Election of Directors.”
      Wayne M. Rehberger. Mr. Rehberger has served as the Executive Vice President and Chief Operating Officer of XO Holdings and XO LLC since October 25, 2005 and, previously, of XO Inc. from April 2004 until the consummation of the Restructuring Merger in February 2006. Mr. Rehberger has also served as a member of the Managing Board of XO LLC since the consummation of the Restructuring Merger. From April 2003 to April 2004, Mr. Rehberger served as XO Inc.’s Executive Vice President and Chief Financial Officer. From December 2000 to April 2003, he was XO Inc.’s Senior Vice President and Chief Financial Officer. XO filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in June 17, 2002. From August 2000 to October 2000, Mr. Rehberger was XO Inc.’s Senior Vice President of Finance. From April 2000 to August 2000, he was Chief Financial Officer of Nettel Communications (“Nettel”). On September 28, 2000, Nettel filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Mr. Rehberger was employed by MCI Communications from 1986 to 2000. From April 1999 to March 2000, Mr. Rehberger was Senior Vice President of Finance at MCI WorldCom.
      Gregory W. Freiberg. Mr. Freiberg has served as the Senior Vice President and Chief Financial Officer of XO Holdings and XO LLC since April 24, 2006. Prior to this he served as Vice President of Finance and Controller of XO Holdings and XO LLC since October 2005, and prior to that served in the same capacity for XO Inc. since June, 2005. Before joining XO Inc., Mr. Freiberg was Senior Vice President of Finance at Asia Netcom from March 2003 to March 2005, and also held the same title at Asia Global Crossing from February 2002 to March 2003, prior to its acquisition by China Netcom. From June 2001 to February 2002, Mr. Freiberg was Senior Vice President and Chief Financial Officer for all lines of business at Level 3 Communications. Prior to his employment with Level 3, Mr. Freiberg was Chief Financial Officer for MCI-WorldCom in the Asia Pacific region.

      William Garrahan. Mr. Garrahan has served as the Senior Vice President, Corporate Development and Strategy of XO Holdings and XO LLC since April 24, 2006. Prior to that he served as Acting Chief Financial Officer and Senior Vice President, Corporate Development and Strategic Planning of XO Holdings and XO LLC since October 25, 2005 and served in the same capacities for XO Inc. from April 2004 until the consummation of the Restructuring Merger in February 2006. Mr. Garrahan has also served as a member of the Managing Board of XO LLC since the consummation of the Restructuring Merger. From July 2001 to March 2004, Mr. Garrahan served as our Vice President, Corporate Development and Strategic Planning. From September 1996 to February 2001, he was a Senior Vice President with Lehman Brothers, in its equity research department.
      Heather Burnett Gold. Ms. Gold has served as the Senior Vice President of Government Relations of XO Holdings and XO LLC since October 25, 2005 and, previously, of XO Inc. from August 2004 until the consummation of the Restructuring Merger in February 2006. Prior to joining XO Inc., Ms. Gold co-founded the KDW Group in July, 2001 and worked there until August 2004. Prior to The KDW Group, Ms. Gold was vice president of industry affairs at Intermedia Communications, Inc. from August 1998 until June 2001.
      Robert Geller. Mr. Geller has served as Senior Vice President and Chief Information Officer of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from August 2002 until the consummation of the Restructuring Merger in February 2006. From January 2002 to August 2002, Mr. Geller served XO Inc. in the same capacity as a consultant. From September 1999 to September 2001 he served as Senior Vice President of Information Technology at U.S. West/Qwest.
      Ronald E. Scott. Mr. Scott has served as a Senior Vice President of XO Holdings and XO LLC and President of XO One, a wholly-owned subsidiary of XO Holdings, since October 25, 2005 and as a Senior Vice President of XO Inc. from September 1997 until the consummation of the Restructuring Merger in February 2006. Mr. Scott has also served as Group President of XO One, XO Interactive, and XO Hosting since June 2004.
      Simone Wu. Ms. Wu has served as a Vice President, the acting General Counsel and Secretary of XO Holdings and XO LLC since October 25, 2005 and served in the same capacities of XO Inc. from June 2005 until the consummation of the Restructuring Merger in February 2006. Prior to that Ms. Wu, who joined XO Inc. in October 2001 as Senior Corporate Counsel, was Vice President and Assistant General Counsel of XO Inc. from March 2004 until June 2005. Before that she was Vice President of Legal and Business Affairs at LightSource Telecom from January 2001 until October 2001.
      Matthew Harty. Mr. Harty has served as the President of Commercial Sales at XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from April 2004 until the consummation of the Restructuring Merger in February 2006. Prior to joining XO Inc., Mr. Harty was regional vice president for Allegiance Telecom, Inc. from November 2003 until March 2004. Allegiance Telecom, Inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in May 2003. Prior to this role, he was regional vice president for national accounts in the south and west regions at Allegiance from January 2003 until October 2003. Before Allegiance, he was vice president for sales and service at MCI WorldCom’s mid-Atlantic and southeast region, from November 1999 until October 2002.
      Ernest Ortega. Mr. Ortega has served as President of Carrier Sales of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from January 2004 until the consummation of the Restructuring Merger in February 2006. Mr. Ortega started with XO Inc. in June 1999 and served as vice president of national accounts at XO Inc., from June 2000 until January 2004.
      James Delis. Mr. Delis has served as President of Indirect Sales of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from June 2005 until the consummation of the Restructuring Merger in February 2006. Before that he was XO Inc.’s Vice President of Business Office from November 2002 to May 2003. Prior to that Mr. Delis was Vice President of Commercial and Indirect Sales (formerly referred to as the Market Sales Organization) of XO Inc. from January 2000 until November 2002.
      Terri L. Burke. Ms. Burke has served as Vice President of Human Resources of XO Holdings and XO LLC since October 25, 2005 and of XO Inc. from April 2001 until the consummation of the

Restructuring Merger in February 2006. Prior to that she was Executive Director of Human Resources of XO Inc. from April 2000 until April 2001.
Summary Compensation Table
      The following table sets forth the compensation paid to or earned by (i) the Company’s chief executive officer during fiscal 2005, and (ii) the Company’s four most highly compensated executive officers in fiscal 2005 other than our Chief Executive Officer. None of the directors, executive officers, director nominees, any of their family members, entities in which they are executive officers, partners or ten percent (10%) beneficial owners, or trusts or estates in which they have beneficial interests, were indebted to the Company this past fiscal year.

					Long Term
		Annual Compensation			Compensation

					Restricted	Securities
	Fiscal		Bonus	Other Annual	Stock	Underlying	All Other
Name & Principal Position	Year	Salary($)	($)(1)	Compensation($)	Awards($)	Options(2)	Compensation(3)

Carl J. Grivner	2005	700,000	698,800	—	—	—	74,478
Chief Executive Officer	2004	700,000	700,000	3,887	—	19,057	93,777
	2003	449,615	93,333	—	—	2,000,000	71,779
Wayne M. Rehberger	2005	390,000	245,600				5,430
Executive Vice President	2004	345,914	225,000	—	—	209,543	4,280
and Chief Operating	2003	278,125	148,438	—	—	461,452	3,008
Officer
William Garrahan	2005	255,000	146,225			—	5,430
Senior Vice President	2004	249,531	135,134			106,413	5,094
and Acting Chief	2003	216,906	—	—	—	179,810	180
Financial Officer
Heather Burnett Gold	2005	240,000	138,800			—	5,318
Senior Vice President,	2004	—	—	—	—	150,000	96
Regulatory Affairs	2003	—	—	—	—	—	—
Robert Geller	2005	275,000	245,600			—	5,526
Senior Vice President,	2004	253,729	135,066	—	—	107,023	5,276
Chief Information Officer	2003	234,902	107,812	—	—	195,268	37,922

(1)	Includes bonuses earned for the corresponding fiscal years that were paid subsequent to the stated calendar year end. In connection with XO Communication’s Chapter 11 Reorganization, XO Inc. adopted the 2003 Employee Retention and Incentive Plan. For a summary of the terms of the 2003 Employee Retention and Incentive Plan, please see the discussion under “2002 Stock Incentive Plan” below.

(2)	Unless otherwise indicated, shares reflected for the 2003 fiscal year represent options to acquire shares of Common Stock granted pursuant to the Company’s 2002 Stock Incentive Plan. For a summary of the terms of the 2002 Stock Incentive Plan, please see the discussion under “2002 Stock Incentive Plan” below.

(3)	Includes premiums paid by the Company for group term life insurance, in accordance with the table below (in dollars):

	2005	2004	2003

Carl J. Grivner	276	266	181
Wayne M. Rehberger	180	180	180
William Garrahan	180	180	180
Robert Geller	276	276	76
Heather Burnett Gold	276	96	—

      Also, includes the following contributions made by the Company on behalf of the Named executive officers to the Company’s 401(k) plan (in dollars):

	2005	2004	2003

Carl J. Grivner	2,100	2,050	1,004
Wayne M. Rehberger	5,250	4,100	2,828
William Garrahan	5,250	4,914	—
Robert Geller	5,250	5,000	5,000
Heather Burnett Gold	5,042	1,846	—
Option Grants in Last Fiscal Year
      None of the Named executive officers were granted stock options in 2005.
Fiscal Year End Option Values
      None of the Named executive officers exercised any of the stock options they held during 2005.

	Number of Securities		Value of Unexercised,
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year-End		at Fiscal Year-End(1)

Name	Exercisable#	Unexercisable#	Exercisable($)	Unexercisable($)

Carl J. Grivner	1,509,528	509,529	0	0
Wayne M. Rehberger	405,514	265,481	0	0
William Garrahan	165,470	120,753	0	0
Heather Gold	37,500	112,500	0	0
Robert Geller	177,597	124,694	0	0

(1)	The value of unexercised options is based upon the difference between the exercise price and the closing market price on December 30, 2005 (the last trading day of 2005), which was $1.82.
2002 Stock Incentive Plan
      The 2002 Stock Incentive Plan is the only equity compensation arrangement currently maintained by XO Holdings and is designed to optimize our profitability and growth through providing equity incentives to our officers, directors, and employees and to align the personal interests of officers, directors and employees with those of our stockholders. The purpose of the 2002 Stock Incentive Plan is to provide flexibility to XO Holdings to provide equity incentives to current and prospective officers, directors, and employees, particularly in connection with new employees that XO Inc. hired in connection with XO Inc.’s acquisition of the Allegiance assets and other companies that XO Holdings might acquire in the future. The capability of XO Holdings to issue equity incentives will enhance our ability to motivate, attract and retain the services of highly qualified individuals as our officers, directors, and employees.
      The following table summarizes the Company’s equity compensation plan information as of December 31, 2005. The information below includes all equity compensation awards issued by the Company.

	Number of securities		Remaining for future
	to be issued upon		issuance under equity
	exercise of	Weighted average	compensation plans
	outstanding options,	exercise price of	(excluding securities
Plan Category	warrants and rights(1)	outstanding options	reflected in column(a))

Equity compensation plans approved by XO stockholders	9,296,457	$5.06	8,303,543
Equity compensation plans not approved by XO stockholders	—	—	—

TOTAL	9,296,457	$5.06	8,303,543

(1)	Includes options issued pursuant to two separate programs that the Company had adopted under the 2002 Stock Incentive Plan: the 2003 Employee Retention and Incentive Plan and the 2003 Annual Bonus Plan.
      As of March 31, 2006, a total of 8,580,022 shares of Company common stock remained available for new awards under the 2002 Stock Incentive Plan (not including shares subject to outstanding awards), and a total of 9,019,978 shares were subject to outstanding options (of which approximately 6,221,963 shares were fully vested and available for exercise as of such date).
      2002 Stock Incentive Plan Programs. In addition to grants of options approved by the Compensation Committee in accordance with customary hiring practices, the Compensation Committee and the Board have approved and adopted two programs pursuant to which options have been granted under the 2002 Stock Incentive Plan.
      2003 Employee Retention and Incentive Plan. In June 2003, the Compensation Committee approved the adoption of the 2003 Employee Retention and Incentive Plan, which we refer to as the Employee Retention and Incentive Plan. This plan replaced an existing retention plan, which we refer to as the Restructuring Retention Plan, and nearly all of the participants thereunder exchanged their rights to participate in the Restructuring Retention Plan for the right to participate in the Employee Retention and Incentive Plan. The Employee Retention and Incentive Plan provided for the payment of cash bonuses and the issuance of options to the Company’s employees based upon the attainment of certain performance goals. A registration statement covering the offer and sale of stock options and stock appreciation rights, or SARs, to be granted in conjunction with the Employee Retention and Incentive Plan for an aggregate award of 1,900,000 million shares of Company common stock has been filed with the Commission. Pursuant to the Employee Retention and Incentive Plan, as of December 31, 2005, the Company had outstanding options to purchase an aggregate of 208,375 shares of Company common stock and 6,636 SARs, 50% of which were vested and exercisable on the date of grant, with the remaining 50% vesting ratably every month for twenty-four months following the month of grant. No further grants under the Employee Retention and Incentive Plan are permitted.
      2003 Annual Bonus Plan. In June 2003, XO Inc. adopted the 2003 Annual Bonus Plan, which we refer to as the Bonus Plan. The Bonus Plan provides for the payment of cash bonuses and the issuance of options to the Company’s employees who were ineligible to participate in the Employee Retention and Incentive Plan. The payment of bonuses and the issuance of options under the Bonus Plan was contingent upon the same performance targets as contained in the Employee Retention and Incentive Plan. As of December 31, 2005, the Company had outstanding options to purchase 19,057 shares of Company common stock under the Bonus Plan. The financial goals and the terms of the Bonus Plan were established by the Board. None of our officers or employees were eligible to participate in both the Employee Retention and Incentive Plan and the Bonus Plan. No further grants under the Bonus Plan are permitted.
Long-Term Incentive Plans and Pension Plans
      XO Holdings does not maintain any plan pursuant to which long term incentive awards are made. XO Holdings also does not maintain a pension plan.
Employment Agreements and Other Arrangements
      Carl J. Grivner. XO Inc. entered into an Employment Term Sheet and a Change of Control Agreement with Mr. Grivner, which was assumed by XO LLC pursuant to the Restructuring Merger. The Employment Term Sheet provides for his employment as President and Chief Executive Officer of XO LLC through April 30, 2004, but by its terms has renewed for additional one-year terms, the most recent of which runs through April 30, 2006. Mr. Grivner’s employment will continue to renew for one-year periods unless, prior to February 1 of the year in which the term sheet or extension thereof expires, Mr. Grivner were to notify XO LLC, or XO LLC were to notify Mr. Grivner, that the Employment Term Sheet will not be renewed. It provides for an annual base salary of $700,000, which XO LLC may increase annually, and for an annual bonus of up to 100% of base salary, based on certain revenue, EBITDA and cash targets to be mutually agreed upon between us and Mr. Grivner. Pursuant to the term sheet, in connection with Mr. Grivner’s acceptance of employment with us, the Company granted him options to purchase 2,000,000 shares of Company common stock, with an exercise price of $4.80 per share, all of which options vested on March 1, 2006. The term sheet also provides that the Company will reimburse Mr. Grivner for certain relocation and related costs and expenses.
      The Change of Control Agreement generally provides that if both (i) a Change in Control occurs and (ii) at any time on or after such Change in Control, but before the end of the 24-month period immediately thereafter, Mr. Grivner’s employment with us terminates for any reason other than (A) by Mr. Grivner without Good Reason, (B) by us as a result of Mr. Grivner’s disability or with Cause or (C) as a result of the death of Mr. Grivner, XO LLC must pay him an amount equal to Mr. Grivner’s annual base salary, plus his targeted annual bonus, reduced by any cash severance benefits paid to Mr. Grivner.
      Under such circumstances, XO LLC also will provide Mr. Grivner with certain health and life insurance benefits for a period of 12 months. In addition, under certain circumstances, XO LLC will make additional payments to Mr. Grivner for taxes due with respect to any payments or benefits under this agreement treated as excise taxes under specified provisions of the Internal Revenue Code.
      Under the Change of Control Agreement, Mr. Grivner will have been deemed to have terminated his employment for Good Reason if there is:

•	a material change in his duties that is inconsistent with his status as one of our key management employees or a substantial adverse alteration in the nature or status of his responsibilities;

•	a reduction in his annual base salary or target annual bonus;

•	a relocation of his principal place of business of more than 35 miles; or

•	a failure by us to provide him with benefits as favorable in the aggregate in all material respects as those enjoyed by him under applicable plans immediately prior to the Change of Control.
      Under the Change of Control Agreement, a Change of Control means the occurrence of any of the following events:

•	Any person or entity becomes the owner of 50% or more of the voting power of XO LLC then outstanding securities, other than certain persons or entities, including those that own securities that represent more than 10% of the Company’s voting power as of April 1, 2003. For purpose of this calculation, securities acquired from us are excluded from the determination of the percentage ownership of a person or entity, but any such securities shall be included in the then total number of securities outstanding.

•	XO LLC merges or consolidates with another company, other than a merger or consolidation that would result in our stockholders holding more than 65% of the combined voting power of XO LLC surviving the merger or consolidation; or

•	XO LLC is liquidated or sells all or substantially all of its assets to any other company.
      Despite the occurrence of one of the forgoing events, no Change of Control will be deemed to have occurred for purposes of the Change of Control Agreement if Mr. Icahn and/or his affiliates is XO LLC’s largest stockholder and owns in excess of 15% of our outstanding equity interests of XO LLC.
      Under the Change of Control Agreement, Cause means the occurrence of any of the following events:

•	the failure by Mr. Grivner to substantially perform his duties, other than a failure resulting from his incapacity due to physical or mental illness that continues for a period of 30 days;

•	Mr. Grivner’s engagement in misconduct that is demonstrably and materially injurious to XO LLC, monetarily or otherwise; or

•	an act or acts by Mr. Grivner constituting any felony or a misdemeanor involving moral turpitude.

      Mr. Rehberger. XO Inc. entered into an Employment Agreement with Mr. Rehberger, which was assumed by XO LLC pursuant to the Restructuring Merger, that provides for his employment as Senior Vice President, Finance, effective as of September 25, 2000, and his promotion to Senior Vice President and Chief Financial Officer, effective as of November 11, 2000. Mr. Rehberger’s employment will continue unless either Mr. Rehberger or XO LLC provides 60 days prior written notice of his or its intention to terminate Mr. Rehberger’s employment with XO LLC. The agreement provides for an annual base salary of $250,000, which XO LLC may increase annually, and for an annual bonus target of 50% of Mr. Rehberger’s base salary, based on Mr. Rehberger’s performance compared to performance targets determined in the preceding year. Pursuant to the agreement, in connection with Mr. Rehberger’s acceptance of employment with us, the Company granted him options to purchase 275,000 shares of former outstanding Class A Common Stock, all of which were canceled in connection with the Company’s Chapter 11 Reorganization.
      Any options subsequently granted to Mr. Rehberger may be made subject to the terms of his employment agreement upon grant. The agreement provides that all of the options granted to Mr. Rehberger shall vest and become immediately exercisable if Mr. Rehberger’s employment by us is terminated following a Change of Control or if Mr. Rehberger establishes that a Constructive Termination has occurred.
      Under this employment agreement, a Change of Control means the occurrence of any of the following events:

•	XO LLC is merged, consolidated or reorganized into or with another company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of XO LLC’s voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity;

•	XO LLC sells all or substantially all of its assets to any other company (other than a company that is an affiliate of Craig O. McCaw) resulting in the holders of XO LLC’s voting securities immediately prior to such transaction holding less than 50% of the voting power of the post-transaction entity; or

•	the acquisition by any person (other than Craig O. McCaw and his affiliates) of more than 50% of XO LLC’s voting securities.
      Any options issued to Mr. Rehberger prior to the Company’s emergence from Chapter 11 bankruptcy in January 2003 were canceled. The change of control provisions described above, however, remain in effect with respect to Mr. Rehberger’s existing option grants.
      Under Mr. Rehberger’s employment agreement, a Constructive Termination shall be deemed to occur if:

•	Mr. Rehberger’s initial base salary or bonus target is reduced;

•	Mr. Rehberger’s title or responsibilities are materially changed in a manner that is inconsistent with Mr. Rehberger’s intended position and status under the employment agreement;

•	Mr. Rehberger’s place of employment is relocated more than 50 miles away from Reston, Virginia; or

•	XO LLC materially breaches the employment agreement and does not cure such breach within 30 days.
      Mr. Rehberger is also subject to certain non-competition and non-solicitation provisions under the terms of this employment agreement. Mr. Rehberger is also entitled to severance benefits equal to 6 months salary, annual bonus and benefits in the event that Mr. Rehberger is terminated after a Change of Control (other than for Cause), or upon the occurrence of a Constructive Termination.

STOCK PERFORMANCE GRAPH
PRE-BANKRUPTCY REORGANIZATION XO COMMUNICATIONS, INC.
(December 31, 2000 – November 30, 2001)
POST-BANKRUPTCY REORGANIZATION XO COMMUNICATIONS, INC.
(January 31, 2003 – December 31, 2005)
      Beginning on January 15, 2003 and until the consummation of the Restructuring Merger, XO Inc.’s common stock traded on the NASDAQ Over the Counter Bulletin Board. As of March 2, 2006, XO Holdings common stock began trading on the NASDAQ Over the Counter Bulletin Board under the symbol “XOHO.OB”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors and any holder of 10% or more of the outstanding shares of Company common stock file reports of beneficial ownership and changes in beneficial ownership of such stock with the Commission. To the knowledge of the Company, all Section 16(a) filing requirements applicable to the Company’s executive officers and directors and the holders of 10% or more of the outstanding Company common stock were complied with during the fiscal year ended December 31, 2005.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING
      Stockholder proposals for the 2007 annual meeting of stockholders of the Company must be received by the Company no later than [                    ], 2007 for inclusion in the Company’s proxy statement and proxy for that meeting. Stockholder proposals that are not included in the proxy statement may be considered at the 2007 annual meeting of stockholders of the Company if such proposals are received by the Company between February 21, 2007 and March 23, 2007. All proposals should be submitted to the Company at 11111 Sunset Hills Road, Reston, Virginia 20190, Attention: Corporate Secretary.
OTHER MATTERS
      The management of the Company knows of no other business to be presented at the annual meeting. If other matters do properly come before the annual meeting, or any adjournment or postponement of that meeting, it is the intention of the persons named in the proxy to vote on these matters according to their best judgment unless the authority to do so is withheld in such proxy.
WHERE YOU CAN FIND MORE INFORMATION
      The Company, as the successor issuer to XO Inc., files annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information filed by the Company (or its predecessor, XO Inc.) at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
      You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.
      The Commission maintains a website that contains reports, proxy statements and other information, including those filed by the Company (or its predecessor, XO Inc.), at http://www.sec.gov. You may also obtain other information about the Company and get access to the Company’s filings with the Commission through the websites maintained by the Company, which is www.xo.com. The information contained in that website is not incorporated by reference into this proxy statement.
      The Company has not authorized anyone to give any information or make any representation about the Amendment or any other matter or proposal described in this proxy statement that is different from, or in addition to, those contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A
EXISTING LIMITED LIABILITY COMPANY AGREEMENT

Annex A
EXECUTION VERSION
LIMITED LIABILITY COMPANY AGREEMENT
OF
XO COMMUNICATIONS, LLC,
A DELAWARE LIMITED LIABILITY COMPANY
      This Limited Liability Company Agreement (this “Agreement”) of XO Communications, LLC, a Delaware limited liability company (the “Company”), is enacted as of February 28, 2006 by XO Holdings, Inc., a Delaware corporation (the “Managing Member”). The Managing Member and any other members admitted from time to time are individually referred to herein as a “Member” and collectively referred to herein as the “Members”.
WITNESSETH:
      WHEREAS, the Managing Member has formed the Company as a limited liability company under the Delaware Limited Liability Company Act (the “Act”);
      WHEREAS, on October 25, 2005, a Certificate of Formation (the “Certificate”) for the Company was filed with the office of the Secretary of State of the State of Delaware;
      WHEREAS, the Company is a party to the Merger Agreement (as defined in Section 12.10(s) hereof), which provides for the merger, in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”), of XO Communications (as defined in Section 12.10(dd) hereof) with and into the Company, with the Company as the entity surviving such merger as a wholly-owned direct subsidiary of XO Holdings (as defined in Section 12.10(ee) hereof);
      WHEREAS, pursuant to the Merger Agreement and Section 1.6(a) hereof, 100 Common Units (as defined in Section 1.6 hereof) have been issued to the Managing Member, which are all of the issued and outstanding membership interests of the Company, and the Managing Member is, therefore, the sole Member of the Company;
      WHEREAS, the Managing Member desires to set forth, among other things, how the business and affairs of the Company shall be managed; and
      WHEREAS, the Managing Member, as the sole Member, desires to hereby adopt this Agreement pursuant to the Act and Section 251(g) of the DGCL;
      NOW, THEREFORE, each Member hereby agrees as follows:
ARTICLE I.
GENERAL PROVISIONS
      Section 1.1.     Formation. Pursuant to the Act, the Company was formed under the laws of the State of Delaware by filing the Certificate with the Secretary of State of the State of Delaware.
      Section 1.2.     Name. The name of the Company is “XO Communications, LLC” or such other name as the Managing Board (as defined in Section 4.1) may from time to time determine. Prompt notice of any change in the name of the Company will be given to all Members and a certificate of amendment amending the name of the Company on the Certificate shall be filed pursuant to Section 18-202 of the Act.
      Section 1.3.     Registered Office and Agent. The Company’s registered office will be located at 2711 Centerville Road, Wilmington, Delaware 19808, or such other place as the Managing Board may determine from time to time. The name of the registered agent of the Company is Corporation Service Company. Service of process may be made with respect to the Company at its registered office. Prompt Notice of any change in the location of the registered office will be given to all Members.

      Section 1.4.     Term. The term of the Company began on the date the Certificate was filed with the Secretary of State of the State of Delaware, and will continue indefinitely, unless terminated earlier as provided in this Agreement or as required by law.
      Section 1.5.     Purpose. The nature of the business or purpose to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act.
      Section 1.6.     Membership Interests in the Company. The total number of units of membership interests which the Company shall have authority to issue is one billion and two hundred million (1,200,000,000) units, which shall consist of: (i) one billion (1,000,000,000) units of common interests of the par value of one cent ($0.01) per unit (the “Common Units”) and (ii) two hundred million (200,000,000) units of undesignated preferred interests of the par value of one cent ($0.01) per unit (the “Undesignated Preferred Units”).
      (a) Common Units.
      The Common Units are entitled to vote on all matters which come before the Members. Each Common Unit shall have one (1) vote on all matters on which members holding Common Units are entitled to vote.
      The number of authorized Common Units may be increased or decreased (but not below the number of units thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Units.
      One hundred (100) Common Units are hereby issued to the Managing Member.
      (b) Undesignated Preferred Units.
      The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, the Undesignated Preferred Units, are as follows:
      Undesignated Preferred Units may be issued from time to time as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Undesignated Preferred Units, and particularly of the units of each series thereof, may, to the extent permitted by law, be similar to or differ from those of any other series. The Managing Board of the Company is hereby expressly granted authority, subject to the provisions of this Section 1.6, to fix, from time to time before issuance thereof, the number of units in each series and all designations, relative rights, preferences and limitations of the units in each such series, including, but without limiting the generality of the foregoing, the following:

(i) the designation of the series and the number of units to constitute each series;

(ii) the distribution rate on the units of each series, any conditions on which and times at which distributions are payable, whether distributions shall be cumulative, and the preference or relation (if any) with respect to such distributions (including preferences over distributions on the Common Units or any other class or classes);

(iii) whether the series will be redeemable (at the option of the Company or the holders of such units or both, or upon the happening of a specified event) and, if so, the redemption prices and the conditions and times upon which redemption may take place and whether for cash, property or rights, including securities of the Company or another company;

(iv) the terms and amount of any sinking, retirement or purchase fund;

(v) the conversion or exchange rights (at the option of the Company or the holders of such units or both, or upon the happening of a specified event), if any, including the conversion or exchange price and other terms of conversion or exchange;

(vi) the voting rights (other than any voting rights that the Undesignated Preferred Units may have as a matter of law);

(vii) any restrictions on the issue or reissue or sale of additional Undesignated Preferred Units;

(viii) the rights of the holders upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (including preferences over the Common Units or any other class or classes or series of membership interests);

(ix) the preemptive rights, if any, to subscribe to additional issues of membership interests or securities of the Company; and

(x) such other special rights and privileges, if any, for the benefit of the holders of the Undesignated Preferred Units, as shall not be inconsistent with provisions of this Agreement.
      All Undesignated Preferred Units of the same series shall be identical in all respects, except that units of any one series issued at different times may differ as to dates, if any, from which distributions thereon may accumulate. All Undesignated Preferred Units of all series shall be of equal rank and shall be identical in all respects except that any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (i) to (x) inclusive above.
      (c) Restrictions on Non-Voting Membership Units.
      Except with respect to securities issued pursuant to a plan of reorganization under Title 11 of the United States Code, the Company shall not issue non-voting membership units until the Company has been advised by its counsel that it is no longer prohibited by Section 1123 from issuing non-voting membership units.
ARTICLE II.
INDEMNIFICATION
      Section  2.1.     To the fullest extent permitted under federal law of the United States and the laws of the State of Delaware:
      (a) The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a manager, officer, trustee, employee or agent of or in any other capacity with another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action proceeding, had reasonable cause to believe that his or her conduct was unlawful.
      (b) Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a manager of the Company) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Managing Board upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section 2.1.
      (c) The indemnification and other rights set forth in this Section 2.1 shall not be exclusive of any provisions with respect thereto in any contract or agreement between the Company and any officer, manager, employee or agent of the Company.
      (d) Neither the amendment nor repeal of this Section 2.1, subparagraph (a), (b) or (c), nor the adoption of any provision of this Agreement inconsistent with this Section 2.1, subparagraph (a), (b) or (c), shall eliminate or reduce the effect of this Section 2.1, subparagraphs (a), (b) and (c), in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Section 2.1, subparagraph (a), (b) or (c), if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.
      Section 2.2.     Limitation of Manager Liability.
      (a) No manager shall be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a manager, except for any breach of the manager’s duty of loyalty to the Company or its Members, or acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law by the manager, conduct that would violate Section 174 of the DGCL if the managers were directors of a Delaware corporation or for any transaction from which the manager will personally receive a benefit in money, property or services to which the manager is not legally entitled. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of managers then the liability of a manager shall be eliminated or limited to the full extent permitted by the DGCL (as if the managers were directors of a Delaware corporation). Any repeal or modification of this Article shall not adversely affect any right or protection of a manager of the Company existing at the time of such repeal or modification for or with respect to an act or omission of such manager occurring prior to such repeal or modification.
      (b) Pursuant to Section 251(g) of the DGCL, the managers of the Company shall be subject to the same fiduciary duties applicable to, and liable for breach of such duties to the same extent as, the directors of a corporation subject to the DGCL.
ARTICLE III.
MEMBERS
      Section 3.1.     Place. Members’ meetings shall be held at the registered office of the Company unless a different place shall be designated by the Managing Board.
      Section 3.2.     Annual Meeting. The annual meeting of the Members shall be held on the date and time designated by the Managing Board. The meeting shall be held for the purpose of electing members of the Managing Board and for the transaction of such other business as may come before the meeting, whether stated in the notice of meeting or not, except as otherwise expressly stated in this Agreement. If the election of members of the Managing Board shall not be held on the day designated herein, the Managing Board shall cause the election to be held at a special meeting of the Members on the next convenient day.
      Section 3.3.     Special Meetings. Special meetings of the Members may be called by the President or the Managing Board for any purpose at any time, and shall be called by the President at the request of the holders of units entitled to cast at least 10% of votes eligible to be cast. Special meetings shall be held at such place or places within or without the state of Delaware as shall be designated by the Managing Board and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.
      Section 3.4.     Notice. Written or printed notice stating the place, hour and day of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each Member of record entitled to vote at such meeting, or for such other notice period as may be required by the DGCL (assuming the Company were a Delaware corporation). Such notice and the effective date thereof shall be determined as provided in the DGCL (assuming the Company were a Delaware corporation).

      Section 3.5.     Notice of Member Business at Annual Meeting.
      (a) At an annual meeting of the Members, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of a majority of the members of the Managing Board, or (iii) by any Member of the Company who is a Member of record at the time of giving of notice provided for in paragraph (b) of this Section 3.5, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 3.5.
      (b) For business to be properly brought before an annual meeting by a Member, including, without limitation, the nomination of a person or persons for election to the Managing Board, pursuant to clause (iii) of paragraph (a) of this Section 3.5, the Member must have given timely notice thereof in writing to the Secretary of the Company at the Company’s principal place of business. To be timely, a Member’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the meeting is changed by more than thirty (30) days from such anniversary date, notice by the Member to be timely must be received no later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. A Member’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such Member, that Member’s name and address (as they appear on the records of the Company), business address and telephone number, residence address and telephone number, and the number of units of each class of membership interests of the Company beneficially owned by that Member; (3) any material interest of the Member in the proposed business; (4) a description of all arrangements or understandings between such Member and any other person or persons (including their names) in connection with the proposal of such business by such Member; and (5) a representation that such Member intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
      In addition to the information required above to be given by a Member who intends to submit business to a meeting of Members, if the business to be submitted is the nomination of a person or persons for election to the Managing Board then such Member’s notice must also set forth, as to each person whom the Member proposes to nominate for election as a member of the Managing Board, (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of units of equity securities of the Company which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of members of the Managing Board or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee
      (c) Notwithstanding anything in this Agreement to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 3.5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by this Agreement, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 3.5 shall relieve a Member who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934 and the rules and regulations thereunder.
      Section 3.6.     Quorum. A majority of votes entitled to be cast by the units issued, outstanding and entitled to vote upon the subject matter at the time of the meeting, represented in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the Members.
      Section 3.7.     Adjourned Meetings. If there is no quorum present at any annual or special meeting, the Members present may adjourn to such time and place as may be decided upon by the holders of the majority of the units present, in person or by proxy, and notice of such adjournment shall be given in accordance with Section 3.4, but if a quorum is present, adjournment may be taken from day to day or to such time and place as may be decided and announced by a majority of the Members present, and subject to the requirements of the DGCL (that would be applicable if the Company were a Delaware corporation), no notice of such adjournment need be given. At any such adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
      Section 3.8.     Voting. Each Member entitled to vote on the subject matter shall be entitled to that number of votes provided in this Agreement for each unit of membership interests standing in the name of the Member on the books of the Company at the time of the closing of the Transfer Books for said meeting, whether represented and present in person or by proxy. The affirmative vote of the holders of a majority of the units of each class represented at the meeting and entitled to vote on the subject matter shall be the act of the Members. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.
      The secretary shall prepare and make, at least ten days before every election of the members of the Managing Board, a complete list of the Members entitled to vote, arranged in alphabetical order and showing the address of each Member and the number of units of each Member. Such list shall be open to the examination of any Member at the offices of the Company for said ten days, and shall be produced and kept at the time and place of election during the whole time thereof, and be subject to the inspection of any Member who may be present.
      Section 3.9.     Proxies. At all meetings of Members, a Member may vote in person or by proxy executed in writing by the Member or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
      Section 3.10.     Record Date. The Managing Board is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of the Members, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of units shall go into effect, or a date in connection with obtaining the consent of Members for any purposes, as a record date for the determination of the Members entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of units, or to give such consent, and, in such case, such Members and only such Members as shall be Members of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any unit on the books of the Company, after such record date fixed pursuant to this Section 3.10.
      Section 3.11.     Conduct of Meetings. The Chairman of the Managing Board or, in his absence, the Chief Executive Officer, the President, or the Vice-President designated by the Chairman of the Board, shall preside at all regular or special meetings of Members. To the maximum extent permitted by law, such presiding person shall have the power to set procedural rules, including but not limited to rules respecting the time allotted to Members to speak, governing all aspects of the conduct of such meetings.
ARTICLE IV.
MANAGING BOARD
      Section 4.1.     In General. The business and affairs of the Company shall be managed by a Managing Board (the “Managing Board”) consisting initially of three (3) individuals, who are hereby designated as Messrs. Carl Grivner, Wayne Rehberger and William Garrahan, and thereafter shall consist of such number as may be fixed from time to time by resolution of the Managing Board. Each member of the Managing Board shall be a “manager” within the meaning of the Act. The members of the Managing Board shall hold office, subject to removal as hereinafter provided, until the first annual meeting of the Members and until their successor(s) shall have been elected and qualified. Thereafter, the term of the members of the Managing

Board shall begin upon each Member’s election by the Members as provided in Section 3.8 above, and shall continue until his successor shall have been elected and qualified.
      Section 4.2.     Powers. The powers, business, property and interests of the Company shall be exercised, conducted and controlled by the Managing Board, which shall have all power necessary to conduct, manage and control its affairs, and to make such rules and regulations as it may deem necessary as provided by the DGCL (as if the Company were a Delaware corporation); to appoint and remove all officers, agents and employees; to prescribe their duties and fix their compensation; to call special meetings of Members whenever it is deemed necessary by the Managing Board; to issue Common Units and Undesignated Preferred Units upon such terms and conditions and for such consideration, consistent with the terms of this Agreement and the Act, as the Managing Board shall determine; to incur indebtedness; and to give securities, notes and mortgages for same. It shall be the duty of the Managing Board to cause a complete record to be kept of all the minutes, acts, and proceedings of its meetings.
      Section 4.3.     Vacancies. Vacancies in the Managing Board, whether as a result of resignation or removal of a member of the Managing Board, as hereinafter provided, or as a result of an increase in the number of members of the Managing Board, may be filled by the affirmative vote of a majority of the remaining members of the Managing Board, even though less than a quorum of the Managing Board, or by the Members. Any person elected to fill a vacancy shall hold office, subject to removal as hereinafter provided, until the next annual election until his successor is elected and qualifies.
      Section 4.4.     Annual Meeting. There shall be an annual meeting of the Managing Board which shall be held immediately after the annual meeting of the Members and at such place as determined by the Managing Board.
      Section 4.5.     Special Meetings. Special meetings may be called from time to time by the President or any one of the members of the Managing Board. Any business may be transacted at any special meeting.
      Section 4.6.     Quorum. A majority of the members of the Managing Board shall constitute a quorum. The act of a majority of the Managing Board present at a meeting at which a quorum is present shall be the act of the Managing Board. If less than a quorum is present at a meeting, a majority of the Managing Board present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present. Interested members of the Managing Board may be counted for quorum purposes.
      Section 4.7.     Notice and Place of Meetings. Notice of all Managing Board meetings shall be given in accordance with the provisions of the DGCL regulating notice of meetings of directors of a Delaware corporation (as if the Company were a Delaware corporation). No notice need be given of any annual meeting of the Managing Board. One day prior notice shall be given for all special meetings of the Managing Board, but the purpose of special meetings need not be stated in the notice. Meetings of the Managing Board may be held at the principal office of the Company, or at such other place as shall be stated in the notice of such meeting. Members of the Managing Board, or any committee designated by the Managing Board, shall, except as otherwise provided by law or in this Agreement, have the power to participate in a meeting of the Managing Board, or any committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and such participation shall constitute presence in person at such meeting.
      Section 4.8.     Compensation. By resolution of the Managing Board, each member of the Managing Board may either be reimbursed for his expenses, if any, for attending each meeting of the Managing Board or may be paid a fixed fee for attending each meeting of the Managing Board, or both. No such payment shall preclude any member of the Managing Board from serving the Company in any other capacity and receiving compensation therefor.
      Section 4.9.     Removal or Resignation of Members of the Managing Board. Any member of the Managing Board may resign by delivering written notice of his or her resignation to the Managing Board or an officer of the Company. All or any number of the members of the Managing Board may be removed, with or without cause, at a meeting expressly called for that purpose by a vote of the holders of the majority of the units then entitled to vote at an election of members of the Managing Board.
      Section 4.10.     Presumption of Assent. A member of the Managing Board of the Company who is present at a meeting of the Managing Board at which action on any Company matter is taken shall be presumed to have assented to the action taken, unless his dissent shall be manifested in the manner required by the DGCL with respect to a dissenting director (as if the Company were a Delaware corporation). Such right to dissent shall not apply to a member of the Managing Board who voted in favor of such action.
ARTICLE V.
COMMITTEES
      Section 5.1.     Executive Committee. The Managing Board may, by resolution passed by a majority of the whole Managing Board, designate two or more of its Members to constitute an Executive Committee to hold office at the pleasure of the Managing Board, which Committee shall, during the intervals between meetings of the Managing Board, have and exercise all of the powers of the Managing Board in the management of the business and affairs of the Company, subject only to such restrictions or limitations as the Managing Board may from time to time specify, or such limitations imposed by the DGCL on committees of directors of a Delaware corporation, and shall have power to authorize the seal of the Company to be affixed to all papers which may require it.
      (a) Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the whole Managing Board.
      (b) Any person ceasing to be a member of the Managing Board shall ipso facto cease to be a member of the Executive Committee.
      (c) Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the members of the Managing Board by a resolution of a majority of the whole Managing Board.
      Section 5.2.     Other Committees. Other committees of one or more members of the Managing Board may be appointed by the Managing Board or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Managing Board or the Executive Committee. Any member of such a committee may be removed at any time, with or without cause, by the Managing Board or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Managing Board or the Executive Committee.
      Section 5.3.     Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.
      Section 5.4.     Quorum. A majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.
      Section 5.5.     Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Managing Board when and as required by the Managing Board.
      Section 5.6.     Organization, Meetings, Notices, etc. A committee may hold its meetings at the principal office of the Company, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Managing Board or the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Company or by the chairman of the committee and shall be sufficiently given if mailed to each member at his residence or usual place of business or if sent to him at such place by facsimile, telegraph or cable, or delivered personally or by telephone at least twenty-four (24) hours before the time at which the meeting is to be held.
      Section 5.7.     Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Managing Board.
ARTICLE VI.
OFFICERS AND AGENTS — GENERAL PROVISIONS
      Section 6.1.     Number, Election and Term. Officers of the Company shall be a Chairman of the Managing Board, Chief Executive Officer, President, Vice-President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer. Officers shall be elected by the Managing Board at its first meeting, and at each regular annual meeting of the Managing Board thereafter. Each officer shall hold office until the next succeeding annual meeting of the Managing Board and until his or her successor shall be elected and qualified. Any one person may hold more than one office if it is deemed advisable by the Managing Board.
      Section 6.2.     Additional Officers and Agents. The Managing Board may appoint and create such other officers and agents as may be deemed advisable and prescribe their duties.
      Section 6.3.     Resignation or Removal. Any officer or agent of the Company may resign from such position by delivering written notice of his or her resignation to the Managing Board, but such resignation shall be without prejudice to the contract rights, if any, of the Company. Any officer or agent elected or appointed by the Managing Board may be removed by the Managing Board whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.
      Section 6.4.     Vacancies. Vacancies in any office caused by any reason shall be filled by the Managing Board at any meeting by selecting a suitable and qualified person to act during the unexpired term.
      Section 6.5.     Salaries. The salaries of all the officers, agents and other employees of the Company shall be fixed by the Managing Board and may be changed from time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a member of the Managing Board of the Company. All members of the Managing Board, including interested members of the Managing Board, are specifically authorized to participate in the voting of such compensation irrespective of their interest.
ARTICLE VII.
DUTIES OF THE OFFICERS
      Section 7.1.     Chairman of the Managing Board. The Chairman of the Managing Board, if any, shall be a member of the Managing Board and, subject to Sections 7.2 and 7.3, shall preside at all meetings of the Members and the Managing Board; perform all duties required by this Agreement, and as may be assigned from time to time by the Managing Board; and shall make such reports to the Managing Board and Members as may be required.
      Section 7.2.     Chief Executive Officer. The Chief Executive Officer, if any, shall have general charge and control of the affairs of the Company subject to the direction of the Managing Board; sign as President all certificates of membership interests of the Company, if any; perform all duties required by this Agreement, and as may be assigned from time to time by the Managing Board; and shall make such reports to the Managing Board and Members as may be required. In addition, if no Chairman of the Managing Board is elected by the Board or if the Chairman is unavailable, the Chief Executive Officer shall perform all the duties required of such officer by this Agreement.

      Section 7.3.     President. The President shall, if no Chief Executive Officer shall have been appointed or if the Chief Executive Officer is unavailable, perform all of the duties of the Chief Executive Officer. If a Chief Executive Officer shall have been appointed, the President shall perform such duties as shall be assigned by the Managing Board, and in the case of absence, death or disability of the Chief Executive Officer, shall perform and be vested with all of the duties and powers of the Chief Executive Officer, until the Chief Executive Officer shall have resumed such duties or the Chief Executive Officer’s successor shall have been appointed.
      Section 7.4.     Vice President. The Vice President, or any of them, shall perform such duties as shall be assigned by the Managing Board, and in the case of absence, disability or death of the President, the Vice President shall perform and be vested with all the duties and powers of the President, until the President shall have resumed such duties or the President’s successor is elected. In the event there is more than one Vice President, the Managing Board may designate one or more of the Vice Presidents as Executive Vice Presidents, who, in the event of the absence, disability or death of the President, shall perform such duties as shall be assigned by the Managing Board.
      Section 7.5.     Secretary. The Secretary shall keep a record of the proceedings at the meetings of the Members and the Managing Board and shall give notice as required in this Agreement of all such meetings; have custody of all the books, records and papers of the Company, except such as shall be in charge of the Treasurer or some other person authorized to have custody or possession thereof by the Managing Board; sign all certificates of membership interests of the Company, if any; from time to time make such reports to the officers, Managing Board and Members as may be required; and shall perform such other duties as the Managing Board may from time to time delegate. In addition, if no Treasurer is elected by the Board, the Secretary shall perform all the duties required of the office of Treasurer by the DGCL and this Agreement.
      Section 7.6.     Treasurer. The Treasurer shall keep accounts of all monies of the Company received or disbursed; from time to time make such reports to the officers, Managing Board and Members as may be required; and perform such other duties as the Managing Board may from time to time delegate.
      Section 7.7.     Assistant Secretary. The Assistant Secretary, if any, shall assist the Secretary in all duties of the office of Secretary. In the case of absence, disability or death of the Secretary, the Assistant Secretary shall perform and be vested with all the duties and powers of the Secretary, until the Secretary shall have resumed such duties or the Secretary’s successor is elected.
      Section 7.8.     Assistant Treasurer. The Assistant Treasurer, if any, shall assist the Treasurer in all duties of the office of Treasurer. In the case of absence, disability or death of the Treasurer, the Assistant Treasurer shall perform and be vested with all the duties and powers of the Secretary, until the Treasurer shall have resumed such duties or the Treasurer’s successor is elected.
ARTICLE VIII.
MEMBERSHIP INTERESTS
      Section 8.1.     Certificates. The membership interests of the Company shall be evidenced by an entry in transfer records of the Company, and may be represented by unit certificates in a form adopted by the Managing Board, and every person who shall become a Member shall be entitled, upon request, to a certificate of membership interests. All certificates shall be consecutively numbered by class. Certificates, if any, shall be signed by the Chairman of the Managing Board, the President, the Chief Executive Officer or one of the Vice Presidents, and the Secretary or the Treasurer; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Company and a registrar, the signature of any such officer may be a facsimile. If the Company shall be authorized to issue more than one class of membership interests or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of membership interests or series thereof and the qualifications, limitations or restriction of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of membership interests, provided that, except as otherwise provided by the Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of membership interests, a statement that the Company will furnish without charge to each Member who so requests the designations, preferences and relative, participating, optional or other special rights of each class of membership interests or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
      Section 8.2.     Transfer of Certificates. Any certificates of membership interests transferred by endorsement shall be surrendered and canceled, and new certificates shall be issued to the purchaser or assignee.
      Section 8.3.     Transfer of Membership Interests. Membership interests shall be transferred only on the books of the Company by the holder thereof, in person or by his attorney, and no transfers of certificates of membership interests shall be binding upon the Company until this Section 8.3, and with respect to certificated units, Section 8.2, are met to the satisfaction of the Secretary of the Company. The Managing Board may make other and further rules and regulations concerning the transfer and registration of units of the Company, and may appoint a transfer agent or registrar or both, and may require all certificates of units to bear the signature of either or both. The membership interest ledgers of the Company, containing the names and addresses of the Members and the number of units held by them respectively, shall be kept at the principal offices of the Company or at the offices of the transfer agent of the Company.
      Section 8.4.     Lost Certificates. In the case of loss, mutilation or destruction of a certificate of membership interests, a duplicate certificate may be issued upon such terms as the Managing Board shall prescribe.
      Section 8.5.     Distributions. The Managing Board may from time to time declare, and the Company may then pay, distributions on its outstanding units in the manner and upon the terms and conditions provided by the DGCL and in this Agreement.
      Section 8.6.     Working Capital. Before the payment of any distributions or the making of any distributions of the net profits, the Managing Board may set aside out of the net profits of the Company such sum or sums as in their discretion they think proper, as working capital or as a reserve fund to meet contingencies. The Managing Board may increase, diminish or vary the capital of such reserve fund in their discretion.
ARTICLE IX.
SEAL
      Section  9.1.     There shall be no corporate seal.
ARTICLE X.
WAIVER OF NOTICE
      Section  10.1.     Whenever any notice is required to be given to any Member or any Member of the Managing Board of the Company, a waiver signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.
ARTICLE XI.
ACTION BY MEMBERS OR THE MANAGING BOARD WITHOUT A MEETING
      Section  11.1.     Any action required to be taken at a meeting of the Members of the Company, or any other action which may be taken at a meeting of the Members, may be taken without a meeting, if a consent in writing setting forth the actions so taken shall be signed by the holders of outstanding membership interests having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all units entitled to vote thereon were present and voted with respect to the subject matter thereof. Such consent shall have the same effect and force as a vote of said Members.
      Section  11.2.     Any action required to be taken at a meeting of the Managing Board of the Company, or any other action which may be taken at a meeting of the Managing Board, or any committee thereof, may be taken without a meeting if a consent in writing setting forth the actions so taken shall be signed by all of the members of the Managing Board or committee, as the case may be. Such consent shall have the same effect and force as a unanimous vote of said Managing Board or committee.
ARTICLE XII.
6% CLASS A CONVERTIBLE PREFERRED UNITS
      Section 12.1.     Designations. There is hereby created out of the authorized and unissued Undesignated Preferred Units of the Company a class of 6% Class A Convertible Preferred Units designated as the “6% Class A Convertible Preferred Units”. The number of units constituting such class shall not exceed 4,000,000. The liquidation preference at any date of the 6% Class A Convertible Preferred Units shall be $50 per share plus the aggregate amount of the accretion through and including the date provided for in Section 12.4(a) below (the “Liquidation Preference”).
      Section 12.2.     Ranking. The 6% Class A Convertible Preferred Units will, with respect to rights on liquidation, winding-up and dissolution, rank (i) senior to each other class of units outstanding or established hereafter by the Company the terms of which do not expressly provide that it ranks senior to, or on a parity with, the 6% Class A Convertible Preferred Units as to rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Units”); (ii) on a parity with each other class or series of preferred units established hereafter by the Company the terms of which expressly provide that such class or series will rank on a parity with the 6% Class A Convertible Preferred Units as to rights on liquidation, winding-up and dissolution (collectively referred to as “Parity Units”); and (iii) junior to each other class or series of Preferred Units established after the date hereof by the Company the terms of which expressly provide that such class or series will rank senior to the 6% Class A Convertible Preferred Units as to rights upon liquidation, winding-up and dissolution of the Company (collectively referred to as “Senior Units”).
      Section 12.3.     Distributions. No distributions will be declared or paid on the units of the 6% Class A Convertible Preferred Units.
      Section 12.4.     Liquidation Preference.
      (a) The Liquidation Preference on each 6% Class A Convertible Preferred Unit shall accrete quarterly on each March 31, June 30, September 30 and December 31 of each year (each an “Accretion Date”), and shall be deemed to have commenced on September 30, 2004, at the rate of 1.5% per quarter on the Liquidation Preference as in effect immediately prior to such Accretion Date until the earlier of (x) the Redemption Date of such unit, (y) the date such unit is converted as provided in Section 12.11 and (z) the date an event referred to in Section 12.4(b) occurs. For any accretion period which is less than a full quarter, the Liquidation Preference shall accrete in an amount to be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed. Accretion on the Liquidation Preference pursuant to this Section 12.4(a) with respect to any 6% Class A Convertible Preferred Unit to be redeemed shall cease on the Redemption Date for such units unless the Company defaults in the payment of the redemption price.
      (b) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of affairs of the Company, the Holders of 6% Class A Convertible Preferred Units then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its Members, an amount in cash equal to the Liquidation Preference (which shall for the avoidance of doubt include the aggregate amount of any accretion at such time as provided in Section 12.4(a) above) at such time before any payment shall be made or any assets distributed to the holders of any of the Junior Units. Except as provided in the preceding sentence, Holders of 6% Class A Convertible Preferred Units shall not be entitled to any distribution in the event of any liquidation, dissolution or winding-up of the affairs of the Company. If the assets of the Company are not sufficient to pay in full the liquidation payments payable to the Holders of outstanding 6% Class A Convertible Preferred Units and all Parity Units, then the holders or Holders of all such units shall share equally and ratably in such distribution of assets in proportion to the full Liquidation Preference at such time.
      (c) For the purposes of this Section 12.4, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company.
      (d) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Managing Board to declare, or the Company to pay or set apart for payment, any amounts for the payment of the Liquidation Preference on 6% Class A Convertible Preferred Units at any time.
      Section 12.5.     Redemption.
      (a) Forms of Redemption.

(i) Mandatory Redemption. On January 15, 2010, the Company shall redeem in cash and in the manner provided for in Section 12.5(b), all of the 6% Class A Convertible Preferred Units then outstanding at a redemption price equal to 100% of the Liquidation Preference per unit as of the Redemption Date.

(ii) Redemption Upon Change of Control. Any Holder may, at any time upon a Change of Control pursuant to prior written notice as provided below, demand that the Company redeem in cash and in the manner provided for in Section 12.4(b) hereof all, but not less than all, of the outstanding 6% Series A Convertible Preferred Units held by such Holder at a redemption price equal to 100% of the Liquidation Preference per unit as of the Redemption Date. If a Holder demands redemption under this Section 12.4(a)(ii), such Holder shall include in such notice the Redemption Date (provided that such Redemption Date shall be a date no less than thirty-five (35) nor more than sixty-five (65) days after the date such Holder demands redemption).

(iii) Optional Redemption. The 6% Class A Convertible Preferred Units shall be redeemable, at any time on or after the third anniversary of the Issue Date, in whole or in part, at the option of the Company, at a cash redemption price equal to 100% of the Liquidation Preference per unit as of the Redemption Date; provided that redemptions pursuant to this Section 12.5(a)(iii) shall be made only if the Market Price of the Company’s Common Units shall have equaled or equals or exceeds 250% of the Conversion Price in effect at such time for 20 Trading Days in any period of any 30 consecutive Trading Days ending prior to the date of the applicable Redemption Notice.
      (b) Procedures for Redemption.

(i) At least thirty (30) days and not more than sixty (60) days prior to the date fixed for any redemption of 6% Class A Convertible Preferred Units pursuant to Section 12.5(a) hereof, written notice (each, a “Redemption Notice”) shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of 6% Class A Convertible Preferred Units called for redemption at such Holder’s address as it appears on the stock books of the Company; provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any 6% Class A Convertible Preferred Units to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

(1) The redemption price;

(2) The Redemption Date; and

(3) That the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, its certificate or certificates, if any, representing the 6% Class A Convertible Preferred Units to be redeemed.

(ii) Each Holder of 6% Class A Convertible Preferred Units shall surrender the certificate or certificates, if any, representing such units to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such units shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

(iii) On and after the Redemption Date, unless the Company defaults in the payment in full of the applicable redemption price, all rights of the Holders of redeemed units shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price, without interest; provided, however, that if a notice of redemption shall have been given as provided in paragraph (ii)(A) above and the funds necessary for redemption shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the units called for redemption, then, at the close of business on the day on which such funds are segregated and set apart, the Holders of the units to be redeemed shall cease to be Members of the Company with respect to the units so redeemed and shall be entitled only to receive the redemption price, without interest.
      Section 12.6.     Voting Rights. Each issued and outstanding 6% Series A Convertible Preferred Unit shall be entitled to the number of votes equal to the number of Common Units into which each such 6% Series A Convertible Preferred Unit is convertible (as adjusted from time to time pursuant hereto) at each meeting of the Members of the Company (or pursuant to any action by written consent) with respect to any and all matters presented to the Members of the Company for their action or consideration and as otherwise required by Delaware law. Except as provided by law, Holders of 6% Series A Convertible Preferred Units shall vote together with the holders of Common Units as a single class.
      Section 12.7.     Reissuance of 6% Class A Convertible Preferred Units. Any 6% Class A Convertible Preferred Units that have been issued and reacquired in any manner, including units purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued units of Preferred Units undesignated as to series and may be redesignated and reissued as part of any series of Preferred Units; provided that such reacquired units shall not be reissued as 6% Class A Convertible Preferred Units.
      Section 12.8.     Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.
      Section 12.9.     Reports. So long as any 6% Class A Convertible Preferred Units are outstanding, the Company will provide to the Holders of 6% Class A Convertible Preferred Units, within 15 days after it files them with the Securities and Exchange Commission (or any successor agency performing similar functions), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
      Section 12.10.     Definitions. As used in this Agreement, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
      (a) “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
      (b) “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

      (c) “Capital Stock” of any Person means any and all units, interests, participations or other equivalents (however designated) of membership or other equity participations, including partnership interests, whether general or limited, of such Person.
      (d) “Change of Control” means, at any time,

(i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto (other than a Permitted Holder or Affiliates of a Permitted Holder or an underwriter engaged in a firm commitment underwriting on behalf of the Company), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 25% of the aggregate voting power of all classes of voting units of the Company unless a Permitted Holder or an Affiliate of a Permitted Holder continues to own more than such Person or Persons; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Managing Board (together with any new managers whose election by the Managing Board or whose nomination for election by the Members of the Company was proposed by a vote of a majority of the managers of the Company then still in office who were either managers at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Managing Board then in office;
provided that a Change of Control shall not result from transfers to a Permitted Holder or an Affiliate of a Permitted Holder.
      (e) “Common Units” means the Common Units, par value $0.01 per unit, of the Company.
      (f) “Conversion Agent” means the conversion agent for the 6% Class A Convertible Preferred Units designated by the Company from time to tune.
      (g) “Conversion Price” means $4.62, subject to adjustment pursuant to Section 12.11 hereof.
      (h) “Conversion Rate” means, at any date, the quotient obtained by dividing the Liquidation Preference as of such date by the Conversion Price as of such date.
      (i) “Depositary” means, with respect to the 6% Class A Convertible Preferred Units issuable or issued in whole or in part in the form of a Global Share Certificate, DTC for so long as it shall be a clearing agency registered under the Exchange Act, or such successor (which shall be a clearing agency registered under the Exchange Act) as the Company shall designate from time to time in an officer’s certificate of the Company delivered to the Transfer Agent.
      (j) “DTC” means The Depository Trust Company.
      (k) “Effective Time” shall have the meaning set forth in the Merger Agreement.
      (l) “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.
      (m) “Holder” means a holder of 6% Class A Convertible Preferred Units as reflected in the unit books of the Company.
      (n) “Icahn Family” means and includes: (i) Carl C. Icahn, his spouse, and his children; (ii) the current and former spouses of any person described in clause (i) of this definition; and (iii) the ancestors, siblings and descendants, whether by blood, marriage or adoption, of any person described in clause (i) or (ii) of this definition.
      (o) “Issue Date” means August 6, 2004, the date of original issuance of the Predecessor Preferred Stock.
      (p) “Liquidation Preference” shall have the meaning ascribed to it in Section 12.1 hereof.
      (q) “Junior Units” shall have the meaning ascribed to it in Section 12.2 hereof.

      (r) “Market Price” shall have the meaning ascribed to it in Section 12.11(e)(ii)hereof.
      (s) “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 28, 2006 (as amended from time to time), by and among XO Communications, XO Holdings and the Company, providing for the merger of XO Communications with and into the Company, with the Company as the entity surviving such merger as a wholly-owned direct subsidiary of XO Holdings.
      (t) “Parity Units” shall have the meaning ascribed to it in Section 12.2 hereof.
      (u) “Permitted Holder” means and includes: (i) any member of the Icahn Family; (ii) any conservatorship, custodianship, or decedent’s estate of any member of the Icahn Family, (iii) any trust established for the benefit of, among others, any Person described in clause (i) or (ii) of this definition; (iv) any corporation, limited liability company, partnership, or other entity, the controlling equity interests in which are held by or for the benefit of any one or more persons described in clause (i), (ii) or (iii) of this definition; and (v) any foundation or charitable organization established by a member of the Icahn Family and having at least one director, trustee, or member who is a member of the Icahn Family.
      (v) “Person” means any individual, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other entity.
      (w) “Predecessor Preferred Stock” means the Preferred Stock of XO Communications designated as “6% Class A Convertible Preferred Stock” issued and outstanding immediately prior to the Effective Time.
      (x) “Preferred Units” of any Person means Capital Units of such Person of any class or classes (however designated) that rank prior, as to the payment of distributions or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to units of Capital Units of any other class of such person.
      (y) “Redemption Date”, with respect to any 6% Class A Convertible Preferred Unit, means the date on which such 6% Class A Convertible Preferred Unit is redeemed by the Company.
      (z) “Redemption Notice” shall have the meaning ascribed to it in Section 12.5(b)(i) hereof.
      (aa) “Senior Units” shall have the meaning ascribed to it in Section 12.2 hereof.
      (bb) “Trading Day” means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.
      (cc) “Transfer Agent” means the transfer agent for the 6% Class A Convertible Preferred Units designated by the Company from time to time.
      (dd) “XO Communications” means XO Communications, Inc., a Delaware corporation of which the Company (until the Effective Time) is an indirect wholly-owned subsidiary.
      (ee) “XO Holdings” means XO Holdings, Inc., a Delaware corporation and (until the Effective Time) a wholly-owned direct subsidiary of XO Communications and of which the Company (both before and after the Effective Time) is a wholly-owned direct subsidiary.
      Section 12.11.     Conversion Rights.
      (a) Each 6% Class A Convertible Preferred Unit may be converted on any date, at the option of the Holder thereof, into the number of Common Units equal to the Conversion Rate in effect on such date. The right to convert a unit of the 6% Class A Convertible Preferred Units called for redemption will terminate at the close of business on the Redemption Date for such 6% Class A Convertible Preferred Unit.
      (b) The right of conversion attaching to any 6% Class A Convertible Preferred Units may be exercised by the Holder thereof by delivering the units to be converted to the office of the Conversion Agent, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Conversion Agent. The conversion date will be the date on which the 6% Class A Convertible Preferred Units and the duly signed and completed notice of conversion are so delivered. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Units as of such conversion date and such Person or Persons will cease to be a record Holder or record Holders of the 6% Class A Convertible Preferred Units on that date. As promptly as practicable on or after the conversion date, the Company will issue and deliver to the Conversion Agent a certificate or certificates for the number of full Common Units issuable upon conversion, with any fractional shares rounded up to full shares or, at the Company’s option, payment in cash in lieu of any fraction of a share, based on the Market Price of the Common Units on the Trading Day preceding the conversion date. Such certificate or certificates, if any, will be delivered by the Conversion Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional units to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. No payment or adjustment for distributions, or for any distributions in respect of Common Units, will be made upon conversion. Holders of Common Units issued upon conversion will not be entitled to receive any distributions payable to holders of Common Units as of any record time before the close of business on the conversion date.
      (c) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the 6% Class A Convertible Preferred Units, such number of shares of Common Units as shall from time to time be issuable upon the conversion of all the 6% Class A Convertible Preferred Units then outstanding. Any Common Units issued upon conversion of the 6% Class A Convertible Preferred Units shall be duly authorized, validly issued and fully paid and nonassessable and shall rank pari passu with the other Common Units outstanding from time to time. The Conversion Agent shall deliver the Common Units received upon conversion of the 6% Class A Convertible Preferred Units to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes. The Company shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all applicable requirements as to registration or qualification of the Common Units (and all requirements to list the Common Units issuable upon conversion of the 6% Class A Convertible Preferred Units that are at the time applicable), in order to enable the Company to lawfully issue Common Units upon conversion of the 6% Class A Convertible Preferred Units and to lawfully deliver the Common Units to each Holder upon conversion of the 6% Class A Convertible Preferred Units.
      (d) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of Common Units on conversion of 6% Class A Convertible Preferred Units. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Units in a name other than that in which the 6% Class A Convertible Preferred Units so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Conversion Agent the amount of any such tax, or has established to the satisfaction of the Conversion Agent that such tax has been paid.
      (e) The Conversion Price shall be subject to adjustment (without duplication) from time to time as follows:

(i) Changes in Capital Stock. If the Company at any time or from time to time after the date hereof shall (i) pay or make a distribution on Common Units, in each case, consisting of Common Units, (ii) subdivide its outstanding Common Units into a larger number of Common Units (including by means of a stock split), (iii) combine its outstanding Common Units into a smaller number of Common Units or (iv) issue, in a reclassification of the Common Units, other securities of the Company (including any such reclassification in connection with a consolidation or merger of the Company in which the Company is the surviving entity), the Conversion Price shall be adjusted so that each holder of 6% Class A Convertible Preferred Units shall be entitled upon conversion to receive the kind and number of Common Units or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had conversion occurred immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 12.11(e)(i) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

(ii) Distributions. If the Company at any time or from time to time after the date hereof shall distribute to all holders of Common Units (including any such distribution made to the Members of the Company in connection with a consolidation or merger in which the Company is the continuing entity) evidences of its indebtedness, units of another class of its membership interests, cash or other property of any nature (other than distributions and dividends payable in Common Units and Ordinary Cash Dividends), or any options, warrants or other rights to subscribe for or purchase any of the foregoing, then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of Members entitled to receive such distribution by a fraction, the numerator of which shall be the Market Price (as defined below) per unit of Common Units as of the business day immediately preceding such record date, less the fair market value (as determined in good faith by the Managing Board, whose determination shall be conclusive for all purposes) of the portion of the evidences of indebtedness, shares or property so to be distributed (net of the purchase price therefor in the case of distribution of options, warrants or other rights to subscribe or purchase such indebtedness, shares or other property), applicable to one unit, and the denominator of which shall be such Market Price per unit of Common Units as of the business day immediately preceding such record date. Such adjustment shall be made whenever any such distribution is made and shall become effective at the close of business on such record date.

The term “Market Price” means (a) the average closing price of a unit of Common Units for the ten consecutive Trading Days immediately preceding, but not including, the date of as of which the Market Price is to be determined as reported on the principal national securities exchange on which the Common Units are listed or admitted to trading or (b) if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices during such ten Trading Day period in the over-the-counter market as reported by the NASD Automated Quotation System (“Nasdaq”) National Market or any comparable system or (c) in all other cases, as determined in good faith by the Managing Board of the Company, whose determination shall be conclusive absent manifest error; and the term “Ordinary Cash Dividends” means quarterly cash dividends, not to exceed (in the aggregate in any calendar year) 5% of the value of all Common Units outstanding (valued at the Market Price thereof at the close of business on the date of any such declaration), and not to exceed, in any quarter, the greater of (x) the net income of the Company for the quarter last ended and (y) an amount equal to the sum of (1) the cumulative increase in retained earnings of XO Communications from the Issue Date through the Effective Time, plus (2) the cumulative increase in retained earnings of the Company from the Effective Time through the end of such quarter.

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization of the Company, or any reclassification of the Common Units, or any consolidation or merger of the Company with or into any other Person, or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other Person, shall be effected in such a way that the holders of the Common Units shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other property (whether such stock, securities, cash or other property are issued or distributed by the Company or any other person) with respect to or in exchange for the Common Stock (each such transaction, an “Organic Change”), then, as a condition to consummation of such Organic Change, lawful, enforceable and adequate provision shall be made whereby the Holders of the 6% Class A Convertible Preferred Units shall thereafter have the right to acquire and receive upon conversion, in lieu of or addition to (as the case may be) the Common Units immediately theretofore acquirable and receivable upon conversion, such units of stock, securities, cash or other property issuable or payable in the Organic Change with respect to or in exchange for such number of outstanding Common Units as would have been received had conversion occurred immediately before such Organic Change, subject to adjustments for events subsequent to the effective date of such Organic Change as nearly equivalent as may be practicable to the adjustments provided for in this Section 12.11. The Company shall not effect any Organic Change unless prior to the consummation thereof, the successor entity (if different from the Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets assumes by written instrument delivered to the Holders of 6% Class A Convertible Preferred Units the obligation to deliver to each such holder such units of membership interests, securities, cash or other property as, in accordance with the foregoing provisions, such holder may be entitled to acquire. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving person, or in any contract of sale, merger, conveyance, lease, transfer or otherwise, so that the provisions set forth herein for the protection of the rights of the Holders of 6% Class A Convertible Preferred Units shall thereafter continue to be applicable. The foregoing provisions of this Section 12.11(e)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, leases or other transfers. If this Section 12.11(e)(iii) applies to any reorganization, reclassification, consolidation, merger, sale, lease or other transfer, then neither Section 12.11(e)(i) nor Section 12.11(e)(ii) shall apply to such transaction.

(iv) Below Market Equity Issuances.

(1) If at any time or from time to time the Company issues or sells, or is deemed to issue or sell, any Common Units, options to purchase or rights to subscribe for Common Units, securities by their terms convertible into or exchangeable for Common Units, or options to purchase or rights to subscribe for such convertible or exchangeable securities (other than (a) an issuance of Common Units as a distribution or in a split of or subdivision in respect of which an adjustment provided for in Section 12.11(e)(i) above applies, and (b) as set forth in clause (3) below) for consideration per unit of Common Units less than (x) in the case of a public offering, the closing price on the principal exchange on which the Common Units are quoted on the day before the pricing of such offering and (y) in all other cases, the Market Price per unit of Common Units as of the date immediately prior to the first public announcement of such transaction (or consummation of such transaction if the Common Units are not then publicly traded), or the record date for determination of unitholders entitled to receive (or purchase) such rights, options, warrants, or convertible securities (or options to purchase convertible securities) in the case of a distribution or issuance thereof in respect of the Company’s membership interests, then, and in each such case, the Conversion Price shall be adjusted by multiplying the Conversion Price immediately prior to such issuance or sale by a fraction (not greater than one),

(x) the numerator of which equals the sum of (1) the product of (A) the number of Common Units of the Company outstanding immediately before such public announcement date, consummation date or record date as the case may be (and assuming, with respect to rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) that all in-the-money rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) had been fully exercised or converted into Common Units, as the case may be), and (B) the Market Price per unit of Common Units as of immediately before such public announcement date, consummation date or record date, as the case may be, and (2) the aggregate consideration received by the Company for the Common Units to be so issued or sold or to be purchased or subscribed for, whether directly or issuable upon exercise of such rights, options or warrants or upon conversion or exercise of such convertible or exchangeable securities; and

(y) the denominator of which equals the product of (1) the number of Common Units of the Company outstanding after giving effect to such sale or issuance (and assuming with respect to rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) that all in-the-money rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) had been fully exercised or converted into Common Units, as the case may be) and (2) the Market Price per unit of Common Units as of immediately prior to such public announcement date, consummation date or record date, as the case may be. For the purposes of such adjustments, the Common Units which the holders of any such rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such public announcement date, consummation date or record date, as the case may be. Notwithstanding anything herein to the contrary, no adjustment to the Conversion Price shall be made under this Section 12.11(e)(iv) to the extent that the holders participate in any such distribution by way of an adjustment pursuant to Sections 12.11(e)(i), (ii) or (iii).

(2) For the purposes of any adjustment to the Conversion Price pursuant to Section 12.11(e)(iv)(1), the following provisions shall be applicable:

(x) In the case of the issuance of Common Units or rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) containing the right to subscribe for or purchase Common Units for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

(y) In the case of the issuance of Common Units or rights, options, warrants or convertible or exchangeable securities (or options or rights to purchase convertible or exchangeable securities) containing the right to subscribe for or purchase Common Units for a consideration consisting, in whole or part, of property other than cash or its equivalent (including in connection with the acquisition of companies and businesses), the “consideration received by the Company” shall be the fair market value of said property (as determined in good faith by the Managing Board, whose determination shall be conclusive for all purposes).

(z) In the case of the issuance of options to purchase or rights to subscribe for Common Units, securities by their terms convertible into or exchangeable for Common Units, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall be applicable:

(1) The aggregate maximum number of Common Units deliverable upon exercise of such options to purchase or rights to subscribe for Common Units shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Units covered thereby.

(2) The aggregate maximum number of Common Units deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights.

(3) Upon any change in the number of Common Units deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, the Conversion Price shall forthwith be readjusted to such number as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change.

(4) No further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Units on the exercise of any such rights or options or any conversion or exchange of any such securities.

(5) Upon the expiration of any rights, options, warrants or conversion privileges (the granting of which resulted in an adjustment to the Conversion Price), if such shall not have been exercised after the date hereof, the Conversion Price, to the extent conversion has not been occurred, shall, upon such expiration, be readjusted and shall thereafter be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the fact that the only Common Units so issued were the Common Units, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights and (ii) such Common Units, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company (including for purposes hereof, any underwriting discounts or selling commissions paid by the Company) for the issuance, sale or grant of all such rights, options, warrants or conversion rights whether or not exercised.

(3) No Adjustments in Certain Cases. The adjustments in the Conversion Price under Section 12.11(e)(iv)(1) shall not apply to (A) the issuance of options awarded to employees, officers or directors or other qualified plan participants of the Company pursuant to an option plan or another option grant approved by the Managing Board (“Management Options”), to purchase Common Units in an aggregate amount not to exceed 10% of the Common Units, on a fully diluted basis (subject to adjustment for stock splits, stock subdivisions, stock combinations and similar events) (the “Common Units Option Pool”), (B) the issuance of Common Units upon the exercise of Management Options whose issuance was exempt from this Section 12.11(e)(iv) pursuant to the immediately preceding sub-clause (3)(A), up to an amount not to exceed the Common Units Option Pool, (C) the issuance of Common Units or other securities of the Company upon conversion, (D) to any issuance of additional 6% Series A Convertible Preferred Units as a dividend pursuant to Section 12.3 hereof or (E) any issuance of Common Units (or options, warrants or other rights to acquire Common Units) at the Effective Time pursuant to the Merger Agreement.

(v) Other Dilutive Events. The Managing Board shall make such additional adjustments in application of such provisions as it deems necessary or appropriate in its sole discretion, to effectuate the essential intent and principles established in Sections 12.11(e)(i), (ii), (iii) and (iv) above, necessary to preserve the conversion rights exercisable by the holders of 6% Class A Convertible Preferred Units, and to avoid or diminish any income tax to any holders of Common Units resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such (i) for federal income tax purposes, or (ii) for any other reasons related to taxes.

(vi) No De Minimis Adjustment. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the number of Common Units that 6% Class A Convertible Preferred Units can be converted to upon conversion; provided, however, that any adjustments that by reason of this Section 12.11(e)(vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one-hundredth of a unit, as the case may be.

(vii) Common Stock; Other Securities. For the purpose of this Section 12.11(e), the term “Common Units” shall mean (i) the units of membership interest of the Company designated as the Common Units of the Company as of the date hereof, or (ii) any other class of membership interests resulting from successive changes or reclassification of such units consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 12.11(e)(i) or (iii), the holders of 6% Class A Convertible Preferred Units shall become entitled to convert 6% Class A Convertible Preferred Units into units of the Company other than Common Units, thereafter the number of such other units into which 6% Class A Convertible Preferred Units can be converted upon conversion and the applicable Conversion Price of such units shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to such units contained in Sections 12.11(e)(i) through (vi), inclusive, above, and the provisions contained herein with respect to such units, shall apply on like terms to any such other units.

(viii) No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms herein or the 6% Class A Convertible Preferred Units, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of 6% Class A Convertible Preferred Units against dilution or other impairment.

(ix) Conversion Certificate. Whenever the Conversion Price is adjusted as herein provided:

(1) the Company shall compute the adjusted Conversion Price in accordance with this Section 12.11(e) and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Conversion Agent; and

(2) upon each such adjustment, a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders.
      The Conversion Agent shall not be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of 6% Class A Convertible Preferred Units desiring inspection thereof at its office during normal business hours.
      Section 12.12.     Restrictions on Transfer. Each 6% Class A Convertible Preferred Unit, if certificated, shall contain a legend substantially to the following effect until the date that is two years after the later of the Issue Date or the last date on which the Company or any Affiliate of the Company was the owner thereof, unless the Company determines otherwise:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.
      Section 12.13.     Book Entry Delivery and Form. The 6% Class A Convertible Preferred Units sold may at the discretion of the Company be issued in the form of a Global Share Certificate. If so issued, the Global Share Certificate will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth below, the Global Share Certificate may be transferred, in whole and not in part, only to the Depositary or other nominee of the Depositary. Holders may hold their beneficial interests in the Global Share Certificate directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.
      The 6% Class A Convertible Preferred Units represented by the Global Share Certificate is exchangeable for certificated 6% Class A Convertible Preferred Units in definitive form of like tenor as such 6% Class A Convertible Preferred Units if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Share Certificate and a successor is not promptly appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, or (ii) the Company in its discretion at any time determines not to have all of the 6% Class A Convertible Preferred Units represented by the Global Share Certificate. Any 6% Class A Convertible Preferred Units that are exchangeable pursuant to the preceding sentence are exchangeable for certificated 6% Class A Convertible Preferred Units issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, the Global Share Certificate is not exchangeable, except for a Global Share Certificate of the same aggregate denomination to be registered in the name of the Depositary or its nominee.
      Section 12.14.     Amendment of Article XII Without Consent of Holders. Without the Consent of any Holders, the Company, when authorized by resolution of the Managing Board, may amend this Article XII to cure any ambiguity, correct or supplement any provision in this Article XII which may be inconsistent with any other provision in this Article XII, or make any other provisions with respect to matters or questions arising under this Article XII that are not inconsistent with the provisions of this Article XII; provided that such action pursuant to this Section 12.14 shall not adversely affect the legal rights of the Holders.
ARTICLE XIII.
MISCELLANEOUS
      Section 13.1.     Fiscal Year. The fiscal year of the Company shall be fixed, and may be changed, by resolution of the Managing Board.
      Section 13.2.     Notices. Except as otherwise expressly provided, any notice required by this Agreement to be given shall be sufficient if given as provided in the DGCL.
      Section 13.3.     Waiver of Notice. Any Member or member of the Managing Board may at any time, by writing or by fax, waive any notice required to be given under this Agreement, and if any Member or member of the Managing Board shall be present at any meeting his presence shall constitute a waiver of such notice.
      Section 13.4.     Voting Units/ Stock of Other Business Entities. Except as otherwise ordered by the Managing Board, the Chairman of the Managing Board, Chief Executive Officer, President, Secretary or Treasurer, or any Vice President, Assistant Secretary or Assistant Treasurer, shall have full power and authority on behalf of the Company to attend and to act and to vote at any meeting of the members or stockholders of any business entity of which the Company is a member or stockholder and to execute a proxy to any other person to represent the Company at any such meeting, and at any such meeting such person shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Company might have possessed and exercised if present.
ARTICLE XIV.
AMENDMENTS
      Section  14.1.     Without limiting, but subject to, the provisions of Sections 12.14 and Article XV, the Managing Board shall have the power to make, rescind, alter, amend and repeal the provisions of this Agreement, other than the provision of this Agreement that were taken from the certificate of incorporation (including any related certificate of designation) of XO Communications, as amended and in effect as of the date hereof, which provisions may be amended by the act of the Managing Board and the affirmative vote of the holders of a majority of the outstanding membership interests of the Company.
ARTICLE XV.
MATTERS UNDER SECTION 251(G) OF THE DGCL
      Section  15.1.     Pursuant to Section 251(g)(7)(i)(A) of the DGCL, except for the election or removal of members of the Managing Board, managers or other members of any governing body of Company, any act or transaction by or involving the Company which would require the approval of the stockholders of the Company if the Company were a corporation subject to the DGCL or that would require member approval under the organizational documents of the Company shall be approved by the stockholders of XO Holdings (or any successor by merger) by the same vote as is required by the DGCL and/or such organizational documents.

      Section  15.2.     Pursuant to Section 251(g)(7)(i)(B) of the DGCL, any amendment of the organizational documents of the Company, which amendment would, if adopted by a corporation subject to the DGCL, be required to be included in the certificate of incorporation of such corporation, shall require, in addition, the approval of the stockholders of XO Holdings (or any successor by merger), by the same vote as is required by the DGCL and/or by the organizational documents of the Company.
      Section  15.3.     Pursuant to Section 251(g)(7)(i)(C) of the DGCL, the business and affairs of XO LLC shall be managed by or under the direction of a board of directors, board of managers or other governing body consisting of individuals who are subject to the same fiduciary duties applicable to, and who are liable for breach of such duties to the same extent as, directors of a corporation subject to the DGCL.
[Remainder of Page Left Intentionally Blank]
      IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the date first written above.

MEMBER:

XO HOLDINGS, INC.

By:	/s/ Carl J. Grivner

Name: Carl J. Grivner

Title:	President and Chief Executive Officer

Annex B
FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Annex B
XO COMMUNICATIONS, LLC
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
      This Amended and Restated Limited Liability Company Agreement (this “Agreement”) is made and enacted as of [                    ], 2006 by and among XO Holdings, Inc., a Delaware corporation (the “Managing Member”), and XO Communications, LLC, a Delaware limited liability company (the “Company”). The Managing Member and any other members of the Company admitted as such from time to time in accordance with the terms hereof are individually referred to herein as a “Member” and collectively referred to herein as the “Members.”
WITNESSETH:
      WHEREAS, the Managing Member caused the Company to be formed on October 25, 2005 as a limited liability company under the Delaware Limited Liability Company Act (the “Act”) pursuant to the filing on such date of a Certificate of Formation (the “Certificate”) for the Company with the office of the Secretary of State of the State of Delaware;
      WHEREAS, on February 28, 2006, the Managing Member enacted a Limited Liability Agreement (the “Prior Agreement”) providing for, among other things, how the business and affairs of the Company shall be managed;
      WHEREAS, pursuant to the Prior Agreement, the Company issued 100 Common Units (the “Outstanding Units”) of the Company to the Managing Member and the Managing Member is the sole Member of the Company; and
      WHEREAS, the Managing Member and the Company desire to amend and restate the Prior Agreement and to set forth, among other things, how the business and affairs of the Company shall be managed from and after the date hereof, in each case, as provided herein;
      NOW, THEREFORE, the parties hereto hereby agree to amend and restate the Prior Agreement as follows:

1.	Formation and Name.
      The Managing Member has caused the Company to be formed as a limited liability company under the Act. The name of the Company is “XO Communications, LLC”. The business of the Company may be conducted under any other name deemed necessary or desirable by the Managing Member in order to comply with local law.
      The undersigned resolve to continue the Company as a limited liability company pursuant to the provisions of the Act and of this Agreement and resolve that its rights and liabilities shall be as provided in the Act for members except as provided herein.

2.	Business.
      The Company is formed for the object and purpose of, and the Company’s business is, to engage in any and all lawful acts and activities for which limited liability companies may be organized under the Act and to engage in any and all activities necessary or incidental to the foregoing.

3.	Principal Place of Business.
      The principal office of the Company shall be located at 11111 Sunset Hills Road, Reston, Virginia 20190, or such other place as the Managing Member may designate from time to time.

4.	Duration.
      The Company shall continue in existence perpetually unless the Company is dissolved and its affairs wound up in accordance with the Act or this Agreement. The Members may terminate this Agreement and dissolve the Company at any time.

5.	Fiscal Year.
      The fiscal year of the Company shall begin on January 1 of each year and end on December 31 of that year.

6.	Members.
      Unless other Members are admitted pursuant to the terms hereof, the Managing Member shall be the sole member of the Company. The Members hereby resolve to operate the Company in accordance with the terms of this Agreement.
      The Managing Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including, without limitation, all powers, statutory or otherwise, possessed by members of limited liability companies under the laws of the State of Delaware.
      The Outstanding Units held by the Managing Member are hereby reclassified as a single membership interest in the Company.

7.	Management.
      (a) Managing Member.

(i) Except for decisions or actions requiring the unanimous approval of the Members as provided by non-waivable provisions of the Act or applicable law, (A) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managing Member and (B) the Managing Member may make all decisions and take all actions for the Company as in its sole discretion it deems necessary or appropriate to carry out the purposes for which the Company has been formed as contemplated by this Agreement and to further the interests of the Company and/or the Members.
      (b) Delegation of Authority and Duties.

(i) The Managing Member shall have the authority and duties in the management of the Company as are normally associated with the chief executive officer of an entity. Any officer of the Managing Member shall have the power to act, in the name and on behalf of the Company, to do all things reasonably necessary for the performance of the Company’s day-to-day operations.

(ii) The Managing Member may appoint and elect (as well as remove or replace with or without cause), as it deems necessary or appropriate in its sole discretion, any Chief Executive Officer, President, Vice President, Treasurer, Chief Financial Officer, Secretary or other officer of the Company (collectively, the “Officers”). The compensation, if any, of the Officers shall be determined by the Managing Member in its sole discretion.

(iii) The Officers shall perform such duties and may exercise such powers as may be assigned to them by the Managing Member.

(iv) Unless the Managing Member decides otherwise, if the title of any person authorized to act on behalf of the Company under this Section 7(b) is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation of, or restriction on, authority and duties made pursuant to this Section 7(b). Any number of titles may be held by the same person. Any delegation pursuant to this Section 7(b) may be revoked at any time by the Managing Member.

(v) Unless authorized to do so by the Managing Member, no Officer shall have any power or authority to bind the Company in any way, to pledge its credit, or to render it liable pecuniarily for any purpose.

8.	Capital Contributions.
      Contributions to the capital of the Company (each such contribution, a “Capital Contribution”) by any Member shall be made in cash or in other assets as may be agreed or determined by the Managing Member.

9.	Allocations of Profits and Losses; Distributions.
      All profits and losses of the Company shall be allocated to the Members in proportion to their respective Contribution Percentages (as hereinafter defined). Distributions shall be made at such time and in such amounts as determined by the Managing Member and shall be made among the Members in cash or other property (a) first, in proportion to, and to the extent of, the excess of each Member’s Capital Contributions over prior distributions to that Member and (b) second, in proportion to the Members respective Contribution Percentages. For the purposes of this Agreement, “Contribution Percentage,” with respect to any Member, shall mean an amount equal to the aggregate Capital Contribution made by such Member, expressed as a percentage of all of the Capital Contributions made by all of the Members.

10.	Tax Status.
      It is intended that the Company shall be treated as a partnership for federal, state, and local income tax purposes, and the Members shall take all action necessary to qualify for and receive such tax treatment.

11.	New Members; Transfers.
      New members of the Company may be admitted only with the consent of the Managing Member. In the event of such admission, this Agreement shall be amended and/or restated, as determined by the Managing Member. No Member may sell, assign, pledge, hypothecate or otherwise transfer his or her interest in the Company without the consent of the Managing Member.

12.	Withdrawals.
      Subject to the requirements of applicable law and the prior written consent of the Managing Member, the Members may withdraw all or a portion of their capital from the Company at any time. Withdrawals may be in cash or in securities or other instruments held by the Company as determined by the Managing Member.

13.	Limited Liability of Members.
      The Members in their capacity as Members shall not be liable for any debts, obligations or liabilities of the Company.

14.	Indemnification.
      Any person or entity made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or entity is or was (a) a Member, or (b) an officer, director, shareholder or partner of a Member or (c) such other persons or entities (including employees of the Company) as the Managing Member may designate from time to time in its sole and absolute discretion (collectively, the “Indemnified Persons”), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person’s reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section 14 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemni-

fied Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this Section 14 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

15.	Liquidation and Dissolution.
      Except as otherwise provided in this Section 15, the Company shall continue in perpetuity. The Company shall be dissolved and its affairs wound up upon the first to occur of the following:

(i) The sale, transfer or other disposition of all or substantially all the assets of the Company;

(ii) The written consent of the Managing Member to dissolve the Company; or

(iii) The entry of a decree of judicial dissolution under §18-802 of the Act.

16.	Winding up Affairs and Distribution of Assets.
      (a) Upon a winding up of the Company, the Managing Member shall be the liquidating Member (the “Liquidating Member”) and shall proceed to wind up the affairs of the Company, liquidate the remaining property and assets of the Company and wind-up and terminate the business of the Company. The Liquidating Member shall cause a full accounting of the assets and liabilities of the Company to be taken and shall cause the assets to be liquidated and the business to be wound up as promptly as possible by either or both of the following methods: (1) selling the Company’s assets and distributing the net proceeds therefrom (after the payment of the Company’s liabilities) to each Member in accordance with Section 9 hereof; or (2) distributing the Company’s assets to the Members in kind in accordance with Section 9 hereof (after adequate provision for all liabilities and expenses shall have been made).
      (b) If the Company shall employ method (1) as set forth in Section 16(a) in whole or part as a means of liquidation, then the proceeds of such liquidation shall be applied in the following order of priority: (i) first, to the expenses of such liquidation; (ii) second, to the debts and liabilities of the Company to third parties, if any, in the order of priority provided by law; (iii) third, a reasonable reserve shall be set up to provide for any contingent or unforeseen liabilities or obligations of the Company to third parties (to be held and disbursed, at the discretion of the Liquidating Member, by an escrow agent selected by the Liquidating Member) and at the expiration of such period as the Liquidating Member may deem advisable, the balance remaining in such reserve shall be distributed as provided herein; (iv) fourth, to debts of the Company to the Members; and (v) fifth, to the Members in accordance with Section 9.
      (c) In connection with the liquidation of the Company, the Members severally, jointly, or in any combination upon which they may agree, shall have the first opportunity to make bids or tenders for all or any portion of the assets of the Company, and such assets shall not be sold to an outsider except only for a price higher than the highest and best bid of a single Member, the Members jointly, or a combination of Members. Any bid made by a Member or Members for all or any portion of the assets shall be made, if at all, within 30 days after the Liquidating Member or any other Member shall have requested such bids. A copy of each bid shall be delivered by the Liquidating Member to each Member. Unless otherwise agreed by all Members, no Member shall be entitled to raise its bid after submission thereof, whether in response to a bid received by the Company from any other Member or third party, or otherwise.

17.	Amendments.
      The Members may amend this Agreement at any time by written instrument signed by the Members and filed with the books and records of the Company. Pending any replacement or amendment of this Agreement, it is intended that the provisions of the Act be controlling as to any matters not set forth in this Agreement.

18.	Miscellaneous.
      (a) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
      (b) Captions. All captions used in this Agreement are for convenience only and shall not affect the meaning or construction of any provision hereof.
      (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to the conflicts of law principles thereof).
      (d) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and assigns.
[remainder of page intentionally left blank]
      IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Limited Liability Company Agreement as of the date first written above.

COMPANY:

XO COMMUNICATIONS, LLC

By:	XO Holdings, Inc.,

its Managing Member

By:

Name:
Title:

MEMBER:

XO HOLDINGS, INC.

By:

Name:
Title:

Annex C
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Annex C
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
I. Purpose
      The primary function of the Audit Committee is to assist the Board of Directors of XO Holdings, Inc. (the “Company”) in fulfilling its oversight responsibilities by overseeing the processes involved in the preparation and review of the financial reports and other information provided to the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; the Company’s auditing, accounting and financial reporting processes generally; and the audit process. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•	Oversee and appraise the audit efforts of the Company’s independent accountants and internal auditing department.

•	Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.
      The independent accounts shall be accountable to the Board of Directors of the Company and the Audit Committee.
      In addition, the Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.
II. Organization
      The Audit Committee shall be composed of three or more directors, all of whom are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member; provided, however, that one director who is not independent and who is not a current employee or an immediate family member of such employee may be appointed to the Audit Committee, if the Board of Directors, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the Company and its stockholders. The Audit Committee shall be appointed annually by the Board of Directors. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The Board shall appoint one of the members of the Audit Committee as the Chairperson.
III. Meetings
      The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, internal audit, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.
IV. Responsibilities and Duties
      In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders

C-1

that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.
      In carrying out these responsibilities, the Audit Committee will:
      1. Review and update the Committee’s charter annually.
      2. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.
      3. Confirm and assure the independence of the internal auditors and independent accountant, including the receipt and consideration of a formal written statement from the independent accountants regarding relationships and services they have performed which may potentially affect their objectivity and independence.
      4. Consider, in consultation with the independent accountant and internal audit, the audit scope and plan of the internal auditors and the independent accountant.
      5. Consider and review with the independent accountant and internal audit:

(a) The adequacy of the Company’s internal controls including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountant and internal audit together with management’s responses thereto.
      6. Review with management and the independent accountant at the completion of the annual examination:

(a) The Company’s annual financial statements and related footnotes.

(b) The independent accountant’s audit of the financial statements and its report thereon.

(c) Any significant changes required in the independent accountant’s audit plan.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.
      7. Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.
      8. Consider and review with management and internal audit:

(a) Significant findings during the year and management’s responses thereto.

(b) Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

(c) Any changes required in the planned scope of their audit plan.

(d) The internal auditing department budget and staffing.

(e) The internal auditing department charter.
      9. Review with management and the independent accountant any material issues brought to the attention of the Committee by the independent accountant or internal audit regarding the interim financial reports before each is filed with the SEC.

C-2